UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RLJ LODGING TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[•], 2018

Dear Fellow Shareholders:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of RLJ Lodging Trust, which will be held [         ] at [         ], at [   ] a.m. Eastern Time.

Your Board of Trustees, or the Board, is recommending a highly qualified, experienced, diverse and actively engaged slate of nominees for election to the Board of Trustees at the Annual Meeting.  Your Board’s nominees are Robert L. Johnson, Leslie D. Hale, Evan Bayh, Arthur Collins, Nathaniel A. Davis, Patricia L. Gibson, Robert M. La Forgia, Robert J. McCarthy and Glenda G. McNeal.  Your Board brings executive and financial leadership, a wide range of complementary skills and backgrounds relevant to the Company’s industry, strategy and commitment to shareholder value and rich gender, racial and ethnic diversity.  As a group, the average tenure of the Board’s nominees is approximately four years, with four of the nine nominees being new to the Board since 2016.

At the Annual Meeting, you will be asked to (1) elect nine trustees; (2) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; (3) approve (on a non-binding basis) the compensation of our named executive officers; (4) recommend (on a non-binding basis) the frequency of the advisory vote related to the compensation of our named executive officers; and (5) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. The accompanying Proxy Statement provides a detailed description of these proposals.

To assist you in voting your shares, you will find enclosed the Notice of Annual Meeting, the 2018 Proxy Statement and our 2017 Annual Report to Shareholders, which includes our audited financial statements. We urge you to read the accompanying materials so that you will be informed about the business to be addressed at the Annual Meeting.

You should have also received a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of our Board of Trustees.

Your vote will be especially important at the meeting. Jonathan Litt’s Land & Buildings Capital Growth Fund, LP (“Land & Buildings”) has notified the Company of its intention to propose trustee nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board of Trustees. As a result, you may receive solicitation materials, including a [color] proxy card, from Land & Buildings seeking your proxy to vote for Land & Buildings’ nominees. We do not endorse the election of any of the Land & Buildings nominees to become a trustee. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY [COLOR] PROXY CARD SENT TO YOU BY OR ON BEHALF OF LAND & BUILDINGS.  If you have previously submitted a [color] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board of Trustees’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

If you have any questions, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Shareholders may call toll free at (888) 750-5834. Banks and brokers may call (212) 750-5833.

On behalf of our Board of Trustees and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Ross H. Bierkan President, Chief Executive Officer and Chief Investment Officer

Robert L. Johnson Executive Chairman

Nathaniel A. Davis Lead Independent Trustee

RLJ LODGING TRUST

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on [         ]

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of RLJ Lodging Trust (the “Company”) will be held at the  on [         ], at [  ] a.m. Eastern Time, for the following purposes:

(1)                                 to elect the nine trustees named in this Proxy Statement;

(2)                                 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

(3)                                 to approve (on a non-binding basis) the compensation of our named executive officers;

(4)                                 to recommend (on a non-binding basis) the frequency of the advisory vote related to the compensation of our named executive officers; and

(5)                                 to transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.

The Board of Trustees, or the Board, has fixed the close of business on Wednesday, March 21, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

The Board of Trustees has selected the nine persons named in the attached Proxy Statement as its nominees for election to the Board of Trustees at the Annual Meeting.

Jonathan Litt’s Land & Buildings Capital Growth Fund, LP (“Land & Buildings”) has notified the Company of its intention to propose trustee nominees for election at the Annual Meeting. As a result, you may receive solicitation materials, including a [COLOR] proxy card, from Land & Buildings seeking your proxy to vote for Land & Buildings’ nominees. We do not endorse the election of any of the Land & Buildings nominees to become a trustee. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY [COLOR] PROXY CARD SENT TO YOU BY OR ON BEHALF OF LAND & BUILDINGS. If you have previously signed a [color] proxy card sent by or on behalf of Land & Buildings, you have the right to change your vote by completing, dating and signing the accompanying WHITE proxy card and returning it in the enclosed postage-paid envelope. Only the latest dated proxy you submit will be counted. We urge you to disregard any [color] proxy card sent to you by or on behalf of Land & Buildings.

We are not responsible for the accuracy of any information provided by or relating to Land & Buildings and their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Land & Buildings or any other statements that Land & Buildings may otherwise make. Land & Buildings chooses which shareholders receive its proxy solicitation materials.

If you have any questions or require any assistance with voting your shares, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders Call Toll Free: (888) 750-5834

Banks and Brokerage Firms, Please Call: (212) 750-5833

This notice and the enclosed Proxy Statement are first being made available to our shareholders on or about [         ], 2018.

By Order of the Board of Trustees,

Anita Cooke Wells Corporate Secretary and Senior Vice President
Bethesda, Maryland [ ], 2018

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

RLJ LODGING TRUST

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on [         ].

This Proxy Statement, our 2017 Annual Report to Shareholders and

our Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.rljlodgingtrust.com/meeting.html

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed WHITE proxy card is solicited on behalf of the Board of Trustees, or the Board, of RLJ Lodging Trust, a Maryland real estate investment trust for use at the Annual Meeting of Shareholders, or the annual meeting, to be held on [         ], at [  ] a.m. Eastern Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at [         ].

We are first mailing the Notice, this Proxy Statement, the enclosed WHITE proxy card and our 2017 Annual Report to Shareholders on or about [         ] to all shareholders entitled to vote at the annual meeting. Our principal executive office is located at 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814. Our website is www.rljlodgingtrust.com. We make our current and periodic reports that are filed with the Securities and Exchange Commission, or the SEC, available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Land & Buildings Capital Growth Fund, LP (“Land & Buildings”), has notified us of its intention to propose trustee nominees for election at the annual meeting in opposition to the nominees recommended by the Board.

The Land & Buildings nominees are NOT endorsed by our Board of Trustees. We urge shareholders NOT to vote or execute any [color] proxy card that you may receive from Land & Buildings. Instead, our Board of Trustees urges you to use the WHITE proxy card to vote “FOR ALL” of our nominees for trustee: Robert L. Johnson, Leslie D. Hale, Evan Bayh, Arthur Collins, Nathaniel A. Davis, Patricia L. Gibson, Robert M. La Forgia, Robert J. McCarthy and Glenda G. McNeal.

We are not responsible for the accuracy of any information provided by or relating to Land & Buildings and its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Land & Buildings or any other statements that Land & Buildings may otherwise make. Land & Buildings chooses which shareholders receive its proxy solicitation materials.

ABOUT THE MEETING

What is RLJ Lodging Trust?

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels.  As of April 2018, the Company’s portfolio consists of 155 hotels with approximately 30,200 rooms located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms. The Company’s Board and management believe the Company is well-positioned for continued success with a proven investment strategy, a high quality diversified portfolio, a solid balance sheet and an attractive cash flow profile

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2018 annual meeting of shareholders, to be held at the [               ], on [         ], at [  ] a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by RLJ Lodging Trust on behalf of our Board of Trustees, or the Board. “We,” “our,” “us,” and the “Company” refer to RLJ Lodging Trust.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•                  Proposal 1 (Election of Trustees):  The election of the nine trustee nominees named in this Proxy Statement, each for a term expiring at the 2019 annual meeting of shareholders;

•                  Proposal 2 (Ratification of PricewaterhouseCoopers LLP):  The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

•                  Proposal 3 (Non-Binding Advisory Vote to Approve Named Executive Officer Compensation):  An advisory (non-binding) vote to approve the compensation of our named executive officers, which is commonly referred to as “Say-On-Pay”; and

•                  Proposal 4 (Non-Binding Advisory Vote on the Frequency of Say-On-Pay Advisory Votes): An advisory (non-binding) vote on the frequency of future shareholder advisory votes to approve the compensation of our named executive officers, which is commonly referred to as “Say When On Pay”.

Have other candidates been nominated for election as trustees at the annual meeting in opposition to the Board’s nominees?

Yes. Land & Buildings has notified the Company of its intent to nominate a slate of two nominees for election as trustees at the annual meeting in opposition to the nominees recommended by the Board. The Board does not endorse any Land & Buildings nominee. As described above, the Board has selected the nine persons named in Proposal 1 as its nominees for election to the Board at the annual meeting and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board by using the WHITE proxy card accompanying this Proxy Statement. The Board strongly urges you not to sign or return any [color] proxy card that may be sent to you by or on behalf of Land & Buildings.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•                  Proposal 1 (Election of Trustees):  “FOR ALL” of the Board’s nine nominees for election as trustees;

•                  Proposal 2 (Ratification of PricewaterhouseCoopers LLP):  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

•                  Proposal 3 (Non-Binding Advisory Vote to Approve Named Executive Officer Compensation):  “FOR” the advisory (non-binding) “Say-On-Pay” vote to approve the compensation of our named executive officers; and

•                  Proposal 4 (Non-Binding Advisory Vote on the Frequency of Say-On-Pay Advisory Votes):  “EVERY YEAR” with respect to the advisory vote on the frequency of future Say-On-Pay votes. While our Board is recommending that you vote “EVERY YEAR” with respect to the frequency of holding future Say-On-Pay votes, shareholders are being asked to vote on whether future Say-On-Pay votes should occur every one, two or three years, or to abstain from voting on the matter, and not whether they approve or disapprove of the Board’s recommendation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 21, 2018, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How many trustees can I vote for?

Shareholders can vote for up to nine nominees for trustee. We recommend that you vote “FOR ALL” of our nominees for trustee.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 21, 2018, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For directions to the annual meeting of shareholders, contact our proxy solicitor.

Please also note that if you are the beneficial owner of shares held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 21, 2018.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•                  Shareholder of record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by us.

•                  Beneficial owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record.

What does it mean if I receive more than one WHITE proxy card?

If your shares are registered differently or are in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to complete, sign, date and return each WHITE proxy card you receive.

To ensure shareholders have the Company’s latest proxy information and materials to vote, the Board expects to conduct multiple mailings prior to the date of the annual meeting and, as a result, you may receive more than one copy of the WHITE proxy card regardless of whether or not you have previously submitted your proxy. Whether or not you plan to attend the annual meeting in person, you are urged to mark, date, sign and return a WHITE proxy card in the postage-paid envelope provided as promptly as possible. Only the latest dated proxy you submit will be counted.

Why have I received different color proxy cards?

Land & Buildings has notified the Company of its intent to nominate a slate of two nominees for election as trustees at the annual meeting in opposition to the nominees recommended by the Board. The Company has provided you with the enclosed WHITE proxy card. You may receive proxy solicitation materials from Land & Buildings, including an opposition proxy statement and [color] proxy card. OUR BOARD OF TRUSTEES URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY OR ON BEHALF OF LAND & BUILDINGS. If you have previously signed a [color] proxy card sent by or on behalf of Land & Buildings, you have the right to change your vote. If you are a shareholder of record, you may change your vote by marking, dating, signing and returning the enclosed WHITE proxy card in the postage-paid envelope provided. A later dated proxy submitted to Land & Buildings would also revoke a prior proxy granted to us. If you are a beneficial holder, please follow the voting instructions provided by your bank, broker or other nominee to change your vote. Only the latest dated proxy card you vote will be counted.

We urge you to disregard any [color] proxy card sent to you by or on behalf of Land & Buildings or on behalf of anyone other than the Company. Please note that if you submit a [color] proxy card to “WITHHOLD” authority to vote your shares with respect to any Land & Buildings nominees, that submission will not cause your shares to be counted as a vote “FOR” any of our Board’s nominees and will result in the revocation of any previous proxy you may have submitted using our WHITE proxy card.

How will my shares be voted if I do not provide specific voting instructions in the WHITE proxy card that I submit?

If you submit a WHITE proxy card without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxy holders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the meeting.

May I change or revoke my vote after I return my proxy card?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by (i) filing with our Secretary a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person. Please note that attendance at the meeting, in itself, will not constitute a revocation of a previously granted proxy.

If your shares are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker.

If you have previously signed a [color] proxy card sent to you by Land & Buildings, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

Submitting a [color] Land & Buildings proxy card — even if you withhold your vote on the Land & Buildings nominees — will revoke any vote you previously made via our WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card you receive that is not a WHITE proxy card and not return any [color] proxy card that you may receive from Land & Buildings.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on March 21, 2018 will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the March 21, 2018 record date, there were 175,116,856 common shares outstanding.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the annual meeting have the following voting requirements:

•                  Proposal 1 (Election of Trustees):  If Land & Buildings proceeds with its nominations, the number of trustee nominees standing for election across the Board’s and Land & Buildings’ slates will exceed the number of trustees to be elected. As provided in our bylaws, in such a situation, trustees are elected by a plurality of the votes cast at the annual meeting, meaning that the nine nominees receiving the most votes will be elected. Only votes cast “FOR” a nominee will be counted. If you submit the WHITE proxy card and do not indicate otherwise, your shares will be voted “FOR ALL” of the nine nominees named in Proposal 1 in this Proxy Statement.

•                  Proposal 2 (Ratification of PricewaterhouseCoopers LLP):  The affirmative vote of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, which is considered a routine matter.

•                  Proposal 3 (Non-Binding Advisory Vote to Approve Named Executive Officer Compensation):  The affirmative vote of a majority of the votes cast is required for approval of the advisory (non-binding) vote to approve the compensation of our named executive officers.

•                  Proposal 4 (Say-When-On-Pay):  The affirmative vote of a majority of the votes cast is required for approval of the frequency of future shareholder advisory “Say-On-Pay” votes to approve the compensation of our named executive officers (Proposal 4). Since shareholders have several voting choices for Proposal 4, it is possible that no single choice will receive a majority of the votes cast. For Proposal 4, the option receiving a plurality of the votes cast on the proposal will be deemed the preferred option of shareholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

Withhold Votes.  Only the nine nominees receiving the most “FOR” votes will be elected as trustees. Withhold votes will be considered present for purposes of determining the presence of a quorum at the annual meeting but will not be counted in determining the outcome of Proposal 1 (election of trustees).

Abstentions.  For purposes of each of the Proposals, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Broker Non-Votes.  For brokerage accounts that receive proxy materials from or on behalf of both the Company and Land & Buildings, all items listed in the notice for the meeting will be considered non-routine matters. In that case, if you do not submit any voting instructions to your broker, your shares will not be counted in determining the outcome of any of the proposals at the annual meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from us, a broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of trustees, the Say-On-Pay proposal and the Say-When-On-Pay proposal. If you are a beneficial holder and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares. Consequently, if you receive proxy materials only from us and you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP. If your shares are voted on this item as directed by your broker, your shares will constitute “broker non-votes” on each of the non-routine items and will not be counted in determining the number of shares necessary for approval of the non-routine items, although they will count for purposes of determining whether a quorum exists.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the annual meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying WHITE proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

If you are a shareholder of record, you may vote by telephone, via the Internet or by marking your voting instructions, signing, dating and mailing your WHITE proxy card in the enclosed postage-paid envelope. Simply follow the instructions provided on your WHITE proxy card. If you are a beneficial owner and your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

If I plan to attend the annual meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the annual meeting. If you send in your WHITE proxy card and also attend the annual meeting, you do not need to vote again at the annual meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. Beneficial owners who wish to vote in person at the annual meeting must request a legal proxy from their brokerage firm, bank, trustee or other agent and bring that legal proxy to the annual meeting.

How are proxy card votes counted?

If the accompanying WHITE proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the WHITE proxy card will vote: “FOR ALL” of the Board’s nominees named in Proposal 1 of this Proxy Statement; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; “FOR” the advisory (non-binding) “Say-On-Pay” vote to approve the compensation of our named executive officers; “FOR” “one year” on the advisory vote on the frequency of holding advisory Say-On-Pay votes of shareholders; and as recommended by our

Board of Trustees with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

Who will count the votes?

The Inspector of Election appointed for the annual meeting will separately tabulate the affirmative and negative votes, withheld votes, abstentions and broker non-votes.

Where can I find the voting results of the Annual Meeting?

We will report preliminary voting results by filing a Current Report on Form 8-K within four business days following the date of the annual meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Who pays the costs of soliciting proxies?

We will bear the entire costs of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation material furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses. We have retained the services of Innisfree M&A Incorporated  (“Innisfree”) to solicit proxies, for which we estimate that we will pay a fee not to exceed $[       ].

Innisfree has informed us that it intends to employ approximately [•] persons to solicit proxies. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. Our expenses related to the solicitation of proxies, including fees for attorneys and other advisers and advertising, printing and related costs, but excluding salaries and wages of our regular employees, are currently expected to be approximately $[       ], of which $[       ] has been spent to date.

Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders Call Toll Free: (888) 750-5834

Banks and Brokerage Firms, Please Call: (212) 750-5833

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

We are not responsible for the accuracy of any information provided by or on behalf of, or relating to, Land & Buildings contained in any proxy solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements that Land & Buildings or its affiliates or participants may otherwise make. Land & Buildings chooses which shareholders receive its proxy solicitation materials.

PARTICIPANTS IN THE PROXY SOLICITATION

Under applicable regulations of the Securities and Exchange Commission (the “SEC”), in addition to the Company, each person who is a member of the Board and each person who is an executive officer of the Company listed below under “Additional Information Regarding Participants in the Solicitation” in Annex A is deemed to be a “participant” in the proxy solicitation. Information relating to the participants in our solicitation is contained in Annex A attached hereto. Proxies may also be solicited by certain of our regular employees, without additional compensation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on [         ].

This Proxy Statement, our 2017 Annual Report to Shareholders and

our Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.rljlodgingtrust.com/meeting.html

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Trustees

Our Board of Trustees is currently comprised of nine trustees, all of whom have terms expiring at the 2018 annual meeting. In evaluating our Board and considering this Proposal, we encourage you to review the “Corporate Governance and Board Matters” section of this Proxy Statement below, including as to the role of the Board of Trustees in our strategy, our approach to board refreshment, our commitment to ensuring shareholders have an engaged and responsive Board of Trustees in place with the right skillsets and diversity, our shareholder engagement practices and our strong, shareholder-friendly corporate governance.  More information about our nominees is included below.

The nominees, all of whom are currently serving as trustees of the Company except Leslie D. Hale, who will serve as the Company’s new President and Chief Executive Officer effective August 2018, have been recommended by our Board of Trustees for election or re-election to serve as trustees for one-year terms until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified. Based on its review of the relationships between the trustee nominees and the Company, the Board of Trustees has affirmatively determined that the following trustees are “independent” trustees under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission (the “SEC”): Evan Bayh, Arthur Collins, Nathaniel A. Davis, Patricia L. Gibson, Robert M. La Forgia, Robert J. McCarthy and Glenda G. McNeal.

The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the WHITE proxy card will vote for the substitute nominee recommended by the Board of Trustees. Under these circumstances, the Board of Trustees may also, as permitted by our bylaws, decrease the size of our Board of Trustees.

Nominees for Election for a One-Year Term Expiring at the 2019 Annual Meeting

The following table sets forth the name and age of each nominee for trustee, indicating all positions and offices with us currently held by the trustee nominee.

Name	Age(1)	Title
Robert L. Johnson	71	Executive Chairman of the Board of Trustees
Leslie D. Hale	45	Chief Operating Officer, Chief Financial Officer and Executive Vice President (incoming President and Chief Executive Officer of the Company, effective August 2018)
Evan Bayh	62	Trustee
Arthur Collins	58	Trustee
Nathaniel A. Davis	64	Trustee
Patricia L. Gibson	55	Trustee
Robert M. La Forgia	59	Trustee
Robert J. McCarthy	64	Trustee
Glenda G. McNeal	57	Trustee

(1)                                 Age as of March 28, 2018.

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustee nominees.

Robert L. Johnson has served as the Executive Chairman of our Board of Trustees since the formation of the Company in 2011. Prior to the formation of the Company, Mr. Johnson co-founded and served as the chairman of RLJ Development, LLC (“RLJ Development”) and founded and currently serves as the chairman of The RLJ Companies, LLC (“RLJ Companies”), which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, film production, gaming and automobile dealership industries. Prior to co-founding RLJ Development in 2000, he was founder and chairman of Black Entertainment Television, or BET. Mr. Johnson continued to serve as chief executive officer of BET until 2006 after its 2001 acquisition by Viacom Inc. He currently serves as the executive chairperson of RLJ Entertainment Inc. (NASDAQ: RLJE) and also serves on the boards of directors of KB Home (NYSE: KBH), Lowe’s Companies, Inc. (NYSE: LOW) and Elevate Credit Inc. . (NYSE: ELVT). Mr. Johnson received his Bachelor of Arts degree from the University of Illinois and his Master of Public Administration degree from Princeton University.

Our Board of Trustees determined that Mr. Johnson should serve on our Board of Trustees based on his experience as a successful business leader and entrepreneur, as well as his experience in a number of critical areas, including real estate, finance, brand development and multicultural marketing.

Leslie D. Hale would become a trustee for the first time upon her election at the 2018 annual meeting.  She has served as Chief Operating Officer, Chief Financial Officer and Executive Vice President of the Company since July 2016, and will serve as President and Chief Executive Officer of the Company beginning on August 22, 2018, following the retirement of Ross H. Bierkan, the current President, Chief Executive Officer and Chief Investment Officer of the Company.  Prior to serving in her current roles at the Company, Ms. Hale served as Chief Financial Officer, Treasurer and Executive Vice President of the Company beginning in February 2013. Ms. Hale previously served as chief financial officer and senior vice president of real estate and finance of RLJ Development from 2007 until the formation of the Company, when she became the Company’s chief financial officer, treasurer and senior vice president. She previously was the vice president of real estate and finance for RLJ Development from 2006 to September 2007 and director of real estate and finance from 2005 until her 2006 promotion. In these positions, Ms. Hale was responsible for the finance, tax, treasury and portfolio management functions as well as executing all real estate transactions. From 2002 to 2005, she held several positions within the global financial services division of General Electric Corp., including as a vice president in the business development group of GE Commercial Finance, and as an associate director in the GE Real Estate strategic capital group. Prior to that, she was an investment banker at Goldman, Sachs & Co. Ms. Hale received her Bachelor of Business Administration degree from Howard University and her Master of Business Administration degree from Harvard Business School. Ms. Hale has served on the board of directors of Macy’s Inc. (NYSE: M) (“Macy’s”) since January 2015 and currently serves on the Audit and Finance Committees of Macy’s Board. and is a member of the Howard University Board of Trustees.

Our Board of Trustees determined that Ms. Hale, whom the Board has announced will become President and Chief Executive Officer of the Company in August 2018 when Mr. Bierkan retires, should serve on our Board of Trustees based on her many years of leadership and senior executive experience; her deep involvement in the operational and financial sides of the Company’s business; her knowledge of real estate and the Company and its strategies and opportunities for creating shareholder value; her financial depth in various disciplines, including capital allocation, finance, treasury, real estate and business development; and her experience with long-term strategic planning, asset management, transactions at asset and corporate levels, acquisitions, dispositions, investments, financing, and operational execution. Her experience and relationships in the lodging industry and insights into the evolving retail and consumer environment from her service as a director of Macy’s are also valuable assets to the Company, including the Board.

Evan Bayh has served as one of our trustees and as chairman of our Nominating and Corporate Governance Committee since our initial public offering in May 2011. Since 2011, Senator Bayh has been a partner at McGuireWoods LLC, a global diversified law firm, and a senior advisor at Apollo Global Management, a leading global alternative asset management firm. From 1999 through 2010, Senator Bayh was a member of the United States Senate, representing the state of Indiana. He served on six Committees—Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; the Select Committee on Intelligence; Small Business and Entrepreneurship; and the Special Committee on Aging. He also chaired two subcommittees. From 1989 until 1997, Senator Bayh served as the Governor of Indiana. Senator Bayh currently serves on the boards of directors of Berry Plastics (NYSE: BERY), Marathon Petroleum (NYSE: MPC) and Fifth Third Bank (NASDAQ:FITB). Senator Bayh received a Bachelor’s degree in Business Economics with honors from Indiana University and a Juris Doctor degree from the University of Virginia.

Our Board of Trustees determined that Senator Bayh’s experience as a former United States Senator and former Governor of Indiana, in addition to his breadth of management experience and public company board service, adds valuable expertise to our Board of Trustees, especially with respect to regulatory and governance issues.

Arthur Collins has served as one of our trustees since November 2016. Since 1989, Mr. Collins has been Managing Partner of theGROUP, a government relations and public affairs consulting firm that Mr. Collins founded. Mr. Collins currently serves as chairman of the board of trustees of Morehouse School of Medicine and as a member of the boards of trustees of The Brookings Institution and Meridian International Center. He has previously served as chairman of the board of trustees of Florida A&M University. Mr. Collins received his Bachelor’s degree in Accounting and Finance from Florida A&M University and a doctor of humane letters from Florida A&M University.

Our Board of Trustees determined that Mr. Collins should serve on our Board of Trustees due to his overall business acumen and experience, knowledge of and contacts in the business environment, expertise in governmental affairs and regulatory matters, personal qualities and ability to devote the time necessary to serving on the Board of Trustees. Further, our Board of Trustees believes that Mr. Collins’ government relations experience will be helpful in navigating and influencing the current governmental and regulatory landscape.

Nathaniel A. Davis has served as one of our trustees and as chairman of our Compensation Committee since our initial public offering in May 2011. He also has served as our lead trustee since July 2016. Mr. Davis currently serves as Chief Executive Officer and Executive Chairman of the board of directors of K12 Inc. (NYSE: LRN). He has served as Executive Chairman of K12 Inc. since 2013 and previously served as Chief Executive Officer of the company from January 2014 to February 2016. Mr. Davis also has been the managing director of RANDD Advisory Group, a business consulting group that advises venture capital, media, and technology firms and provides due diligence, business process improvement, sales process improvement, management development and business plan development services, since 2003. From 2006 through 2008, Mr. Davis was the chief executive officer and president of XM Satellite Radio, a leading broadcaster of satellite radio. He also was a member of the XM Satellite Radio board of directors from 1999 until 2008. Mr. Davis served as executive-in-residence of Columbia Capital, a venture capital firm, from 2003 until 2006. From 2000 to 2003, Mr. Davis was president, chief operating officer and a member of the board of directors of XO Communications, a telecommunications service provider. Prior to this, Mr. Davis served as executive vice president, network and technical service of Nextel Communications; as chief financial officer of MCI Telecommunications U.S.; and as president and chief operating officer of MCI Metro. Mr. Davis is a member of the board of directors of UNISYS (NYSE: UIS), a systems integration company and previously was a board member of Charter Communications, a cable television operator. He received a Bachelor of Science degree in Engineering from the Stevens Institute of Technology, a Master of Science degree in Computer Science from the University of Pennsylvania and a Master of Business Administration degree from the Wharton School of Business, University of Pennsylvania.

Our Board of Trustees determined that Mr. Davis should serve on our Board of Trustees based on his extensive financial, operational, executive and entrepreneurial experience.  Mr. Davis has promoted the independent leadership of the Board through his status as Lead Independent Trustee.

Patricia L. Gibson has served as one of our trustees since August 31, 2017. Ms. Gibson currently serves as Chief Executive Officer of Banner Oak Capital Partners, LP (“Banner Oak”), which she co-founded in October 2016. Banner Oak is an independent investment management platform with a unique focus on active management of real estate operating platforms and assets. Banner Oak oversees investments totaling over $2.5 billion in gross asset value. Prior to this, Ms. Gibson was President of Hunt Realty Investments, Inc., or Hunt, the centralized real estate investment management company for the Hunt family and related entities. She joined Hunt as Senior Vice President in 1997. Prior to joining Hunt in 1997, Ms. Gibson held senior financial positions with Archon Group, a subsidiary of Goldman Sachs & Co., and The Travelers Realty Investment Company. Ms. Gibson is a member of the board of directors of Pacolet Milliken Enterprises, Inc., a private investment company focused on energy and real estate investments, and is the vice-chair of the Industrial and Office Parks council of the Urban Land Institute.  From 2014-2016, she served as the chair of the National Association of Real Estate Managers. Ms. Gibson previously served as a director of FelCor Lodging Trust Incorporated (“FelCor”) from March 2016 until FelCor’s merger with a subsidiary of the Company. She received a Bachelor of Science in Finance from Fairfield University and a Master of

Business Administration degree from the University of Connecticut. She is certified as a Chartered Financial Analyst.

Our Board of Trustees determined that Ms. Gibson should serve on our Board of Trustees based on her significant financial, real estate, investment and asset management experience, leadership in actively managing real estate platforms and assets and prior experience as a board member of a publicly traded company that owned and operated with hotel company partners a diversified portfolio of hotels.

Robert M. La Forgia has served as one of our trustees and as the chairman of our Audit Committee since our initial public offering in May 2011. Currently, Mr. La Forgia is a Principal and Chief Executive Officer of Apertor Hospitality, LLC, a national advisory services firm specializing in the hospitality and gaming industries, which he founded in August 2009. In March 2008, Mr. La Forgia joined The Atalon Group, a boutique turnaround management and advisory firm specializing in troubled real estate situations and served as Executive Vice President—Finance of certain Atalon Group subsidiaries acquired in restructuring engagements, until July 2010.  Prior to this, Mr. La Forgia held a number of leadership positions during his 26-year tenure at Hilton Hotels Corporation (currently Hilton Worldwide Holdings: NYSE: HLT), a global hospitality firm.  Mr. La Forgia served as the Chief Financial Officer (and Chief Accounting Officer) of Hilton Hotels Corporation from 2004 through 2008, first as a Senior Vice President and subsequently as Executive Vice President. From 1996 through 2004, he was Senior Vice President and Controller of Hilton, and prior to this, he held a number of management positions within Hilton’s corporate finance function. Mr. La Forgia serves on the board of advisors of Keystone National Group, a private markets investment management firm specializing in private credit and income-producing real estate with over $1.4 billion invested since its inception in 2006. Mr. La Forgia also serves on the board of directors of the Park City Community Foundation.  Mr. La Forgia received a Bachelor of Science degree in Accounting from Providence College and a Master of Business Administration degree from the Anderson School of Management at the University of California, Los Angeles.

Our Board of Trustees determined that Mr. La Forgia should serve on our Board of Trustees based on his significant experience in the critical areas of accounting, finance, real estate, capital markets and hospitality, primarily at a publicly-held company. Mr. La Forgia’s 26-year tenure at Hilton Hotels Corporation is an especially valuable asset to board deliberations and oversight and the execution of the Company’s strategy.  Our Board of Trustees also determined that Mr. La Forgia qualifies as an “audit committee financial expert.”

Robert J. McCarthy has served as one of our trustees since February 2018. Mr. McCarthy currently serves as the Chairman of McCarthy Investments, LLC and as Chairman of Hotel Development Partners, a developer and owner of select service hotels. Mr. McCarthy retired from Marriott International in 2014 as Chief Operations Officer, where he oversaw Global Lodging Services, The Ritz Carlton Hotel Company and had reporting responsibilities for Marriott’s four continental operating divisions spanning 4,000 hotels across 20 lodging brands. Prior to assuming the Chief Operations Officer role, he was Group President of the Americas, with oversight of more than 3,000 hotels,  Mr. McCarthy is a board member at Santander Consumer USA (NYSE: SC), where he serves on the audit and compensation committees and leads the regulatory and compliance oversight committee.  He also is a board member at Meeting Play, a technology company serving the hospitality industry. Mr. McCarthy received a Bachelor of Science in Business Administration from Villanova University, where he is a member of the Board of Trustees.

Our Board of Trustees determined that Mr. McCarthy should serve on our Board of Trustees based on his record of leadership and success in the lodging industry, significant experience in hotel operations and hotel acquisitions and dispositions, and his multifaceted operational experience, including oversight of revenue management, sales, marketing, brand management, architecture and construction, and information services functions.

Glenda G. McNeal has served as one of our trustees since our initial public offering in May 2011. Since 1989, Ms. McNeal has worked for the American Express Company (NYSE: AXP), a global payments, network, credit card and travel services company. She is the President, Enterprise Strategic Partnerships, of the American Express Company, where she is responsible for managing the largest global relationships and negotiating strategic partnerships for the company.  Previously, she served as executive vice president and general manager of the Global

Client Group in Global Merchant Services and head of the Strategic Partnerships Group. Ms. McNeal was employed by Salomon Brothers, Inc. from 1987 until 1989 and began her career with Arthur Andersen, LLP in 1982. She serves on the boards of directors of United States Steel Corporation (NYSE: X), an integrated steel producer with major production operations in the United States, Canada and Central Europe, and the American Hotel & Lodging Association. Ms. McNeal received a Bachelor of Arts degree in Accounting from Dillard University and a Master of Business Administration degree in Finance from the Wharton School of Business, University of Pennsylvania.

Our Board of Trustees determined that Ms. McNeal should serve on our Board of Trustees based on her background in financial management, payments, finance, accounting, credit card services and travel-related businesses.  Her leadership in managing and negotiating strategic partnerships and global business relationships has enhanced board deliberations and oversight.

Vote Required and Recommendation

The affirmative vote of a plurality of the votes cast on the election of trustees is necessary for the election of a trustee. Accordingly, the nine nominees for election to the Board who receive the highest number of votes “FOR” their election will be elected to serve as trustees. Cumulative voting in the election of trustees is not permitted. For purposes of the election of trustees, shares for which voting authority is withheld and broker non-votes will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NINE NOMINEES SET FORTH ABOVE. The Board does NOT endorse any Land & Buildings nominees and urges you NOT to sign or return the [color] proxy card sent to you by or on behalf of Land & Buildings. The Company is not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements Land & Buildings may make.

Background to Potential Contested Solicitation

The following discussion provides background information regarding our engagement with Land & Buildings in 2017 and 2018 following the closing of the Company’s acquisition of FelCor and Land & Buildings’ ceasing to be a shareholder of FelCor.  During this period, the Company also continued its extensive engagement program with other shareholders of the Company. As noted elsewhere in this Proxy Statement, active shareholder engagement by the Board and management included outreach to shareholders whose ownership at December 31, 2017 represented roughly 70% of the total common shares outstanding.

Throughout the Company’s discussions with Land & Buildings, the Company remained focused on executing on its strategic initiatives, including: (1) realizing corporate synergies from the FelCor merger; (2) optimizing the portfolio through the sale of non-core FelCor hotels and the opportunistic sale of RLJ legacy hotels; (3) improving its cost of capital and deleveraging our balance sheet; and (4) reinvesting strategically in its assets to drive additional market share and future growth through select renovations and brand conversions.  In addition to various business actions discussed elsewhere in this Proxy Statement, the Company also enhanced its investor relations and communications function by recruiting a new Senior Vice President, Corporate Strategy and Investor Relations to the Company, whose tenure began in January of 2018.

The Company also, under the leadership of the Board, took actions to strengthen the composition of the Board, including through appointing Patricia Gibson and Bob McCarthy to the Board as new independent directors and nominating Ms. Leslie Hale to stand for election as a new trustee at this annual meeting, and ensure that the Board is always actively engaged in discussions regarding the Company’s strategy and direction.  In April 2018, the Board announced that Mr. Bierkan would retire as Chief Executive Officer of the Company upon the expiration of his employment agreement in August 2018 and that Ms. Hale had been appointed to succeed him as Chief Executive Officer in line with the Board’s executive succession planning.

On September 6, 2017, Land & Buildings issued an open letter setting forth its views regarding the Company, including the Company’s strategy following the closing of the FelCor merger. On September 7, 2017, the Company issued a statement in response to Land & Buildings’ letter, expressing that our Board and management team are committed to maximizing shareholder value; the Company is working to integrate FelCor; and the Company would be providing an update on the integration progress and business results during its third quarter earnings call.  Representatives of Land & Buildings and the Company engaged in discussions heading into the Company’s third quarter earnings call and following the earnings call.  In late November 2017, members of the Board arranged to have a telephonic discussion with Land & Buildings regarding the fund’s perspectives on the Company, and Land & Buildings submitted to the Company a private notice of intended director nominations, containing four candidates for the Company to consider as part of the on-going discussions. Members of the Board and management engaged with Land & Buildings through the end of 2017 and into 2018, including as to matters relating to corporate strategy and effectiveness, governance and shareholder engagement.

On December 15, 2017, the Company announced the sale of the 383-room Fairmont Copley Plaza at a highly accretive valuation of $170 million. The sale of this non-core asset evidenced the Company’s continuing successful execution of its strategic initiatives.

In late 2017 and early 2018, our Board and Nominating and Corporate Governance Committee began a search for an additional highly qualified candidate to further strengthen the Board. In connection with the search, the Board and Nominating and Corporate Governance Committee reviewed the Board’s existing composition, the Board’s skills matrix and the current and future strategic needs of the Company. The Nominating and Corporate Governance Committee reviewed the profiles of several potential candidates, and conducted interviews of two of the four candidates suggested by Land & Buildings.

In late January, the Company negotiated amendments to three of its unsecured loans in a manner that improved the Company’s maturity profile, featured new favorable pricing, strengthened the balance sheet and reduced cost of capital.

On February 9, 2018, following the Nominating and Corporate Governance Committee’s determination that Robert J. McCarthy, former chief operations officer of Marriott International, had superior qualifications, attributes, knowledge and experience to serve as a trustee of the Company, with skillsets that matched the current needs and strategic focus of the Company, the Nominating and Corporate Governance Committee recommended that our Board appoint Mr. McCarthy as a new independent trustee. Subsequent to this recommendation, the Board

On February 21, 2018, the Company closed on the sale of the Embassy Suites Marlborough for $23.7 million.

appointed Mr. McCarthy, resulting in the Board having seven independent trustees. Following the Company’s announcement of Mr. McCarthy’s appointment, the Company continued to engage with shareholders, and Land & Buildings issued several public letters providing its perspectives.

On March 12, 2018, the Company announced its completed redemption of all of the outstanding 5.625% Senior Secured Notes due 2023 issued by FelCor.  The senior notes had an outstanding aggregate principal amount of $524 million. The early redemption of the Company’s senior notes reflected the Company’s commitment to deleveraging its balance sheet and maintaining its target net debt to EBITDA ratio of 4.0x or less over time.

Representatives of Land & Buildings and the Company continued to discuss matters related to the Company and potential resolution of a potential proxy contest, and Land & Buildings periodically published press releases and letters, including publicly indicating that it expected to proceed with nominating two candidates subject to ongoing discussions.

On March 28, 2018, the Company announced the sale of the 364-room Sheraton Philadelphia Society Hill in Philadelphia, Pennsylvania for $95.5 million. The sale of another non-core asset at a highly accretive valuation, shortly following the December 2017 sale of the Fairmont Copley Plaza, highlighted the Company’s meaningful progress in realizing the embedded value from the FelCor merger.

Throughout 2018, the parties have continued to discuss a potential negotiated resolution of Land & Buildings’ proxy contest, such as through the appointment of a mutually agreed independent nominee on appropriate  terms but have not reached agreement to date.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Trustees, which is composed entirely of independent trustees, has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board of Trustees has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the annual meeting with respect to the matter is necessary for the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. For purposes of approving Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders’ best interests. In the event that the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2018.

Relationship with Independent Registered Public Accounting Firm

Our consolidated financial statements for the year ended December 31, 2017 have been audited by PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for that year.

The following summarizes the fees billed by PricewaterhouseCoopers LLP for services performed for the years ended December 31, 2017 and 2016:

	Year Ended December 31, 2017		Year Ended December 31, 2016
Audit Fees	$2,533,228	(1)	$1,361,572	(1)
Audit-Related Fees	—		—
Tax Fees	$427,884	(2)	$280,000	(2)
All Other Fees	$496,000	(3)	—
Total	$3,457,112		$1,641,572

(1)                                 Audit fees for 2017 and 2016 include fees for services rendered for the audit of our consolidated financial statements and the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, and other services related to SEC matters.

(2)                                 Tax fees for 2017 and 2016 include fees for preparation of tax returns, general tax consulting and compliance with U.S. federal income tax laws applicable to REITs.

(3)                                 Other fees for 2017 relate to assistance with the Company’s due diligence review for the merger with FelCor.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate in any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. If the Audit Committee reviews and ratifies any engagement that was pre-approved by the chairperson of the Audit Committee, then the fees payable in connection with the engagement will not count against the $100,000 aggregate annual fee limit.

Proposal 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

We are providing our shareholders an annual opportunity to indicate whether they support our compensation program for our named executive officers as described in this Proxy Statement by voting for or against the resolution set forth below. This vote, pursuant to Section 14A of the Exchange Act and commonly referred to as “Say-On-Pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of our executive compensation program. Although the vote on this resolution is advisory in nature and, therefore, will not bind us to take any particular action, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. Our current policy is to provide our shareholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of shareholders. It is expected that the next advisory (non-binding) vote to approve executive compensation will be held at the 2019 annual meeting of shareholders.

We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying a substantial portion of our executives’ total compensation to performance measures that align long-term shareholder value and leadership actions that are expected to position our Company for long-term success.

For the reasons discussed above, we believe our compensation program for our named executive officers is instrumental in helping us achieve our operational and financial goals. Accordingly, we believe that our compensation program should be endorsed by our shareholders, and we are asking our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this Proxy Statement.”

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Proposal 4: Non-Binding Advisory Vote on the Frequency of Say-On-Pay Advisory Votes

We are presenting this proposal to provide shareholders the opportunity to cast a non-binding advisory vote on how frequently the Company should submit a “Say-On-Pay” proposal for consideration by our shareholders. As a shareholder, you may vote to hold an advisory “Say-On-Pay” vote every one, two or three years, or to abstain from voting.

After careful consideration of this proposal, our Board of Trustees has determined that an advisory “Say-On-Pay” vote to approve the compensation of our named executive officers that occurs every year is the most appropriate alternative for the Company. Our Board of Trustees believes an annual advisory vote is consistent with our philosophy on executive compensation and will allow shareholders to provide their most direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year.

While this vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Board of Trustees intends to carefully consider the shareholder vote resulting from the proposal and to continue to evaluate the options for how frequently we hold “Say-On-Pay” votes.

Vote Required and Recommendation

Shareholders are not voting to approve or disapprove the recommendation of our Board of Trustees that the non-binding advisory vote to approve the compensation of our named executive officers be held every year. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected (on a non-binding advisory basis) by the shareholders. For purposes of this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE “1 YEAR” ALTERNATIVE SET OUT IN THE PROXY CARD.

CORPORATE GOVERNANCE AND BOARD MATTERS

Role of the Board of Trustees

Our Board of Trustees acts as the steward of the Company for the benefit of all of our shareholders. Our trustees exercise their business judgment in the best interests of the Company and its shareholders consistent with their legal duties. Our trustees also bring to the Board a wealth of business experience and a track record of excellent business judgment in various situations relevant to the Company’s operations.  As further discussed below, our Board also prioritizes shareholder engagement and believes that hearing and listening to shareholder perspectives firsthand is valuable not only for management but also for trustees of the Board.

Our Board is committed to ensuring that our overall business strategy is designed to create long-term value for the Company’s shareholders. The Board maintains an active role in formulating, planning and overseeing the implementation of the Company’s strategy. It has a robust strategic planning process during which key elements of our business and financial plans, strategies and near- and long-term initiatives are developed and reviewed. This process culminates with a fulsome review of the Company’s overall strategy, opportunities, challenges and capabilities with our management team. In addition to business strategy, the Board reviews the Company’s short-term and long-term financial plans, which serve as the basis for the annual operating and capital plans for the upcoming year. The Board evaluates progress made, as well as related challenges and risks, with respect to our strategy and plans throughout the year.

Our Board has been actively engaged in overseeing the execution of the Company’s four near-term strategic initiatives for unlocking shareholder value.  As mentioned above, these near-term priorities include: (1) realizing corporate synergies from the FelCor merger; (2) optimizing the portfolio through the sale of non-core FelCor hotels and the opportunistic sale of RLJ legacy hotels; (3) improving our cost of capital and deleveraging our balance sheet; and (4) reinvesting strategically in our assets to drive additional market share and future growth through select renovations and brand conversions. Our Board’s valuable insight and guidance with management on the execution of these strategic initiatives has facilitated the Company’s successful sale of two non-core assets—the Fairmont Copley Plaza and the Sheraton Philadelphia—at significantly accretive valuations. The Board and management also facilitated the Company’s negotiation of loan amendments to improve the Company’s maturity profile, feature new favorable pricing, strengthen the balance sheet and reduce the Company’s cost of capital.  The Board will continue to oversee and support actions to enhance value for all shareholders and be deeply engaged in the Company’s strategic direction and future.

Corporate Governance Profile

Our corporate governance is structured in a manner that our Board of Trustees believes aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

•                  our Board of Trustees is actively involved in the oversight of strategic and risk matters, evaluates its own practices and composition, prioritizes shareholder engagement and takes actions to strengthen the Company;

•                  our Board of Trustees has a Lead Independent Trustee and is not staggered, with each of our trustees subject to re-election annually;

•                  our Board of Trustees currently has nine trustees, a majority (seven) of whom our Board of Trustees affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under the listing standards of the NYSE and under applicable rules of the SEC;

•                  we have adopted a majority voting standard for the election of trustees in uncontested elections;

•                  we have adopted amendments to our Declaration of Trust and bylaws to allow shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter;

•                  we have opted out of all of the provisions of Title 3, Subtitle 6 (the “Business Combination Act”) of the Maryland General Corporation Law (the “MGCL”), Title 3, Subtitle 7 of the MGCL (the “Control Shares Acquisition Act”) and Title 3, Subtitle 8 of the MGCL (the “Unsolicited Takeover Act”) and we may not opt back in to any of these provisions without shareholder approval by a majority of votes cast on the matter; and

•                  we do not have a shareholders rights plan.

Although we have opted out of the Unsolicited Takeover Act, we note that, pursuant to provisions in our Declaration of Trust and bylaws unrelated to the Unsolicited Takeover Act, we currently (1) require, unless called by the Executive Chairman or Chairman of the Board of Trustees, Chief Executive Officer, President or a majority of our trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at a meeting to call a special meeting, and (2) provide that trustees may only be removed for cause and then only by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees. In addition, provisions in our Declaration of Trust and bylaws provide that the number of trustees may be determined by our Board of Trustees and that our trustees may fill vacancies on our Board of Trustees and, therefore, pursuant to provisions in the MGCL, shareholders do not have the authority to determine the number of trustees on our Board of Trustees or to fill vacancies on the Board of Trustees other than vacancies resulting from the removal of a trustee. By opting out of the Unsolicited Takeover Act and requiring shareholder approval to opt back in, we are prohibited from utilizing the anti-takeover provisions of the Unsolicited Takeover Act, without first receiving the approval of a majority of shareholders casting votes on the matter.

Corporate Governance Guidelines

Our Board of Trustees has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things:

•                  the responsibilities and qualifications of trustees, including trustee independence;

•                  the responsibilities, composition and functioning of Board committees;

•                  the appointment and role of the lead trustee;

•                  principles of trustee compensation; and

•                  review of management succession.

Our Corporate Governance guidelines are subject to periodic review by the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

Our Board of Trustees has adopted and maintains a Code of Business Conduct and Ethics that applies to our officers (including our President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and Chief Accounting Officer), trustees and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•                  honest and ethical conduct, including the honest and ethical handling of actual or potential conflicts of interest between personal and professional relationships;

•                  compliance with applicable governmental laws, rules and regulations;

•                  full, fair, accurate, timely and understandable disclosure in the reports we file with or submit to the SEC and in other public communications;

•                  fair dealing with our customers, suppliers, consultants, competitors, employees and other persons with whom we interact;

•                  prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons; and

•                  accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of, or amendments to, the Code of Business Conduct and Ethics that apply to our executive officers or trustees may be made only by the Nominating and Corporate Governance Committee or another committee of the Board of Trustees comprised solely of independent trustees or a majority of our independent trustees. Any waivers will be disclosed promptly. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and Chief Accounting Officer by posting such information on our website at www.rljlodgingtrust.com, under the section, “Investor Relations—Corporate Governance.”

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.rljlodgingtrust.com, and these documents are available in print to any shareholder who sends a written request to such effect to Investor Relations, RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

Independence of Trustees

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the Board of Trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company).

The Board currently has nine trustees, a majority (seven) of whom our Board of Trustees affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under the listing standards of the NYSE and under applicable rules of the SEC. The Board affirmatively has determined that each of the following trustees is independent under these standards: Evan Bayh, Arthur Collins, Nathaniel A. Davis, Patricia L. Gibson, Robert M. La Forgia, Robert J. McCarthy and Glenda G. McNeal. Robert L. Johnson and Leslie D. Hale are not independent as they are executive officers of the Company.

Board Leadership Structure

Separate Chairman and Chief Executive Officer Positions

Since the formation of our Company, the roles of Executive Chairman and Chief Executive Officer have been held by different individuals; currently Robert L. Johnson serves as Executive Chairman and Ross H Bierkan serves as Chief Executive Officer. Mr. Johnson and Mr. Bierkan both are considered executive officers of the Company. The separation of the roles of Chairman and Chief Executive Officer allows Messrs. Johnson and Bierkan to have leadership roles on the executive management team, which our Board of Trustees believes is important in light of their respective roles with our predecessor entities, their knowledge of the Company and their extensive experience in the lodging industry. Our Board of Trustees continues to believe that our current leadership structure, including separate positions of Executive Chairman and Chief Executive Officer, provides an effective leadership model for the Company and the benefit of the distinct abilities and experience of both individuals. The Board of Trustees also believes having an Executive Chairman is useful as it ensures that Board leadership retains a close working relationship with management.

If Leslie D. Hale is elected to the Board of Trustees at the 2018 Annual Meeting, the roles of Executive Chairman and Chief Executive Officer will continue to be held by different individuals following her transition to the roles of President and Chief Executive Officer of the Company on August 22, 2018.

Lead Trustee

Our Board of Trustees believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent trustees and encourage independent Board leadership, the Board of Trustees also has established the position of lead trustee, which currently is held by Nathaniel A. Davis. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead trustee include, among others:

•                  serving as liaison between (i) management, including the President and Chief Executive Officer, (ii) our other independent trustees and (iii) interested third parties and the Board of Trustees;

•                  presiding at executive sessions of the independent trustees;

•                  serving as the focal point of communication to the Board of Trustees regarding management plans and initiatives;

•                  ensuring that the line between Board of Trustees oversight and management operations is respected;

•                  providing the medium for informal dialogue with and between independent trustees, allowing for free and open communication within that group; and

•                  serving as the communication conduit for third parties who wish to communicate with the Board of Trustees.

Our lead trustee will be selected on an annual basis by a majority of independent trustees then serving on the Board.

Board Qualifications, Attributes, Skills and Background

Trustee Selection Process

Our Corporate Governance Guidelines set forth minimum standards to be used in considering potential trustee candidates to further the Company’s goal of ensuring that our Board of Trustees consists of a diversified group of qualified individuals who function effectively as a group and will drive shareholder value. Pursuant to our Corporate Governance Guidelines, candidates for trustee must possess, at a minimum:

•                  high integrity;

•                  an ability to exercise sound judgment;

•                  an ability to make independent analytical inquiries;

•                  a willingness and ability to devote adequate time and resources to diligently perform Board duties;

•                  appropriate and relevant business experience and acumen;

•                  an ability to add a diverse set of skills and experiences to those already on the Board; and

•                  a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also has approved a written policy regarding qualification and nomination of trustee candidates. Among other things, the policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Nominating and Corporate Governance Committee when evaluating a particular trustee candidate. These additional qualities and skills include, among others, the following:

•                  whether the person possesses specific industry knowledge, expertise or contacts, including in the commercial real estate industry, and familiarity with general issues affecting the Company’s business;

•                  whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•                  whether the person would qualify as an “independent” trustee under the NYSE’s listing standards and our Corporate Governance Guidelines;

•                  the importance of continuity of the existing composition of the Board of Trustees; and

•                  the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The following table highlights some of the deep, diverse mix of skills, qualifications and experience that support value creation and which the Board considered in its selection of each nominee for election to the Board of Trustees. A particular nominee may possess additional skills, qualifications and experience even if not expressly indicated below.

*              Reflects composition of the Board of Trustees if all of the Board’s recommended nominees are elected to the Board at the 2018 Annual Meeting.

The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) other members of the Nominating and Corporate Governance Committee, (b) other members of the Board of Trustees and (c) shareholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board of Trustees, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board of Trustees. The Nominating and Corporate Governance Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed.

After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board of Trustees the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board of Trustees will then select the Board’s trustee nominees for shareholders to consider and vote upon at the shareholders’ meeting.

Board Refreshment

Our Board believes that a fully engaged Board of Trustees is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making. The Board also believes that appropriate tenure can facilitate trustees developing greater institutional knowledge and deeper insight into the Company’s operations across a variety of economic and competitive environments.

Even before Board vacancies arise, the Board periodically evaluates whether it collectively has the right mix of skills, experience, attributes and diverse viewpoints necessary for it to drive shareholder value. The results of this evaluation are used to help inform the desirable skills set for potential Board nominees and to screen trustee candidates.

At the same time, as part of planning for Board refreshment and trustee succession, the Nominating and Corporate Governance Committee’s practice has been to periodically consider potential trustee candidates. As a result of this ongoing review, in the last two years alone, the Board has appointed three new trustees.

With the Board’s recommended slate of nine nominees, including four new trustees that would have joined the Board since 2016, the Board believes that it has an appropriate balanced board and will continue to consider opportunities to strengthen the Board’s composition over time. As a group, the average tenure of the nominees for election to the Board of Trustees is approximately four years.

*              Reflects composition of the Board of Trustees if all of the Board’s recommended nominees are elected to the Board at the 2018 Annual Meeting.

Board Diversity

As mentioned above, our Corporate Governance guidelines list the various characteristics that the Nominating and Corporate Governance Committee should consider in reviewing candidates for the Board. In addition to relevant business experience, qualifications, attributes, skills and willingness to devote sufficient time to the Board and its committees, our Corporate Governance Guidelines enumerate personal characteristics that should be considered, including reputation, high integrity, ability to exercise sound judgment and an adherence to high ethical standards.

In order to ensure that the Board benefits from diverse perspectives, our Board and Nominating and Corporate Governance Committee seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity. To that end, 66% of the Company’s trustee nominees contribute to gender/ethnic diversity. Our board’s diversity is set forth below.

*              Reflects composition of the Board of Trustees if all of the Board’s recommended nominees are elected to the Board at the 2018 Annual Meeting.

Shareholder Engagement

Our Board of Trustees is committed to being a responsible and responsive steward of shareholder capital, deeply engaged in the Company’s strategic direction and performance. To that end, building and maintaining long-term relationships with our shareholders is a core goal of the Company, and there is no higher priority than earning and keeping the trust of our shareholders as we build value for the long-term. Additionally, both management and the Board believe that engaging with our shareholders is a year-round priority, not simply a box to check as we near our annual meeting. Furthermore, both management and the Board are committed to both proactive and reactive engagement; and we are determined to solicit feedback from our shareholders while also listening to any suggestions they might have to strengthen the long-term prospects of the Company. Thus, in addition to the valuable shareholder discussions and enhanced disclosures made by the Company in the Spring and Summer of 2017 in connection with securing shareholder approval for the FelCor merger, in the fall and winter of 2017 into 2018, led by the Board and management, the Company reached out and offered meetings to shareholders representing an aggregate of roughly 70% of our outstanding shares. In doing so, we hoped to update our shareholders on our long-term strategy of value creation while also hearing any feedback they might offer the company.

As a result of this outreach, in November and December of 2017, the Company met, either telephonically or in-person with shareholders representing an aggregate of more than 50% of our outstanding shares, and we continue to engage with our additional shareholders. Led by our lead independent trustee and other independent members of the Board as schedules permitted, members of the Board participated in many of these meetings. Additionally, at each meeting where trustees were present, they offered to conduct an executive session where shareholders could, if they wish, speak with members of the Board without management present. These and other meetings have proved invaluable in promoting two-way dialogue with our shareholders regarding the Company’s strategic vision for value creation, the opportunities presented by the recent completion of the FelCor merger, confirming the value of our shareholder-friendly governance structures and potential enhancements to our board composition and governance, our approach to sustainability and environmental matters, and the investor expectations, business actions and opportunities before the Company to be responsive to shareholder feedback. The Board and management will continue this dialogue with our shareholders throughout the year and beyond.

Succession Planning

The Board has long taken succession planning seriously and views ensuring thoughtful, seamless and effective transitions of leadership to be a primary responsibility of the Board. In April 2018, the Board announced that President and Chief Executive Officer Ross H. Bierkan will retire from the Company, effective at the end of the term of his existing employment agreement on August 22, 2018, and that, in alignment with the Board’s executive succession planning, the Board of Trustees has named Leslie D. Hale as President and Chief Executive Officer, effective August 22, 2018.

Corporate Responsibility, Environmental and Sustainability Matters

We have long recognized the growing interest of our investors, associates and business partners in environmental, social and governance issues and principles of responsible investing. As such, the Company has a long-standing commitment to our shareholders and communities to operate in an environmentally and socially responsible manner.

Environmental Oversight

We are an industry leader in ensuring strong environmental oversight and fostering new sustainability initiatives. Our efforts include implementing numerous programs to reduce energy and water consumption as well as upgrading various building systems to balance comfort with energy savings. Furthermore, we have continued installing energy-efficient lighting throughout our property portfolio and continue to study the feasibility of installing LED lighting throughout our hotels.

Corporate Citizenship

The Company takes seriously its responsibility to strengthen the communities in which we operate. Whether through numerous programs designed to benefit the underserved children of the Washington D.C. area or through our corporate sponsorship of the Montgomery County, Maryland Habitat for Humanity, we are always focused on adding real value to local communities.

Additional Information

The Company maintains an updated website devoted to the Company’s ongoing Environmental, Corporate Social Responsibility and Governance Initiatives. Shareholders may access this page at: http://www.rljlodgingtrust.com/jobpdfs/EnvirCorpSocialResGovPolicy.pdf.

Board Oversight of Risk Management

One of our Board’s most important roles is to oversee various risks that we may face from time to time. While the full Board of Trustees has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Trustees uses its committees to assist in its risk oversight function as follows:

•                  Audit Committee—the Audit Committee’s responsibilities include, among others, oversight relating to the integrity of our financial statements and financial reporting process; compliance with financial, legal and regulatory requirements; the performance of our internal audit function; and our overall risk profile;

•                  Compensation Committee—the Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans (i) are designed with an appropriate balance of risk and reward in relation to our overall business strategy and (ii) do not encourage excessive or unnecessary risk-taking behavior; and

•                  Nominating and Corporate Governance Committee—the Nominating and Corporate Governance Committee’s responsibilities include, among others, oversight of the general operations of the Board; the Company’s compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; and corporate governance-related risk.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to effectively monitor the risks discussed above.

An important feature of the Board’s risk oversight function is to receive periodic updates from its committees, as appropriate. In addition to getting direct information from its committees, the Board receives updates directly from members of management. In particular, due to their executive management positions, Messrs. Johnson and Bierkan frequently communicate with other members of our management and periodically update the Board on the important aspects of the Company’s day-to-day operations. The Board also receives periodic updates from members of senior management regarding financial risks, legal and regulatory developments, and policies and mitigation plans intended to address the related financial and legal risks.

Board and Committee Meetings

During the year ended December 31, 2017, the Board of Trustees met 17 times, including telephonic meetings. Each trustee attended at least 75% of Board and applicable committee meetings on which he or she served during his or her period of service. Trustees are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, pursuant to our Corporate Governance Guidelines, trustees are expected to attend the Company’s annual meetings of shareholders. All trustees attended the 2017 annual meeting of shareholders. Meeting attendance by all trustees serving during 2017 was 98%.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Evan Bayh		X	X (Chair)
Arthur Collins		X	X
Nathaniel A. Davis		X (Chair)	X
Patricia L. Gibson	X		X
Robert M. La Forgia*	X (Chair)		X
Robert J. McCarthy			X
Glenda G. McNeal	X		X

*                                         Audit committee financial expert

Audit Committee

Our Audit Committee is comprised of Mr. La Forgia and Mses. Gibson and McNeal, with Mr. La Forgia serving as its chairperson. The principal functions of our Audit Committee include oversight related to:

•                  our accounting and financial reporting processes;

•                  the integrity of our consolidated financial statements and financial reporting process;

•                  our systems of disclosure controls and procedures and internal control over financial reporting;

•                  our compliance with financial, legal and regulatory requirements;

•                  the review of all related party transactions in accordance with our related party transactions policy;

•                  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•                  the performance of our internal audit function; and

•                  our overall risk profile.

Our Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Our Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual Proxy Statement.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable rules and regulations of the SEC, all as in effect from time to time. Our Board of Trustees has determined that all of the members of the Audit Committee meet the foregoing requirements. Our Board of Trustees also has determined that Mr. La Forgia is an

“audit committee financial expert,” as defined by the applicable SEC regulations and NYSE corporate governance listing standards, and each has accounting or related financial management expertise.

During the year ended December 31, 2017, the Audit Committee met six times, including telephonic meetings.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Bayh, Collins and Davis, with Mr. Davis serving as its chairperson. The principal functions of our Compensation Committee include:

•                  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•                  reviewing and approving the compensation of our other executive officers;

•                  reviewing our executive compensation policies and plans;

•                  implementing and administering our incentive and equity-based compensation plans;

•                  determining the number of restricted share awards to be granted to our trustees, executive officers and other employees pursuant to these plans;

•                  assisting management in complying with our Proxy Statement and annual report disclosure requirements;

•                  producing a report on executive compensation to be included in our annual Proxy Statement; and

•                  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

During the year ended December 31, 2017, the Compensation Committee met five times, including telephonic meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Bayh, Collins, Davis, La Forgia and McCarthy (who joined the Board and the Committee in February 2018) and Mses. Gibson and McNeal, with Senator Bayh serving as its chairperson. The principal functions of our Nominating and Corporate Governance Committee include:

•                  identifying and recommending to the Board of Trustees qualified candidates for election as trustees and recommending nominees for election as trustees at the annual meeting of shareholders;

•                  implementing and monitoring our Corporate Governance Guidelines;

•                  reviewing and making recommendations on matters involving the general operation of our Board of Trustees, including board size and composition, and committee composition and structure;

•                  recommending to our Board of Trustees nominees for each committee of our Board of Trustees;

•                  facilitating the annual assessment of our Board of Trustees’ performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•                  overseeing our Board of Trustees’ evaluation of management.

During the year ended December 31, 2017, the Nominating and Corporate Governance Committee met four times, including telephonic meetings.

Executive Sessions of Non-Management Trustees

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board of Trustees devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. In addition, our Corporate Governance Guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees. The lead trustee presides at these sessions.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by sending written correspondence to the “Lead Trustee” c/o the Corporate Secretary of RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814, who will then directly forward such correspondence to the lead trustee. The lead trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board of Trustees.

Trustee Compensation

The members of our Board of Trustees who are also our employees do not receive any additional compensation for their services on the Board. During the fiscal year ended December 31, 2017, annual compensation for non-employee trustees was based on the following schedule:

Annual Board Retainer	Annual Share Award	Annual Audit Committee Chair Retainer	Annual Compensation Committee Chair Retainer	Annual Nominating and Corporate Governance Committee Chair Retainer	Annual Lead Trustee Retainer	Annual Audit Committee Member Retainer	Annual Compensation Committee Member Retainer	Annual Nominating and Corporate Governance Committee Member Retainer
$75,000	$90,000	$15,000	$15,000	$10,000	$20,000	$7,500	$7,500	$5,000

Each non-employee trustee receives the annual base retainer for his or her services in cash (or, as discussed below, in common shares) in quarterly installments in conjunction with quarterly meetings of our Board of Trustees. In addition to the annual retainers, each non-employee trustee will receive an annual equity award of restricted shares with an aggregate value of $90,000, which will vest ratably on the first four quarterly anniversaries of the date of grant, subject to the trustee’s continued service on our Board of Trustees. We also reimburse each of our trustees for his or her travel expenses incurred in connection with his or her attendance at full Board of Trustees and committee meetings.

Our non-employee trustees may elect to receive all or a portion of any annual cash retainer (including cash retainers for service as a chairperson of any committee or for service as lead trustee) in the form of common shares. During 2017, none of the trustees elected to receive their cash retainer in Company common shares.

In addition, each of our non-employee trustees is entitled to receive an annual allowance of $3,000 for use at the Company’s hotels. If a non-employee trustee does not use the allowance, the allowance is forfeited.

The following table provides information on the compensation of our non-employee trustees for the fiscal year ended December 31, 2017. Messrs. Johnson and Bierkan received no separate compensation for their service as trustees of the Company. For information related to the compensation of Messrs. Johnson and Bierkan, please refer to “Compensation of Executive Officers—Summary Compensation Table.”

Trustee Compensation Table

The table below sets forth the compensation paid to each individual who served as a non-employee member of our Board of Trustees in 2017. Mr. McCarthy did not serve as a trustee in 2017.

Name	Fees Earned or Paid in Cash		Share Awards(1)		All Other Compensation		Total
Evan Bayh	$92,500		$89,997	(2)	$6,441	(4)	$188,938
Arthur Collins	$87,500		$89,997	(3)	$2,280	(5)	$179,777
Nathaniel A. Davis	$120,625		$89,997	(2)	$4,960	(6)	$215,582
Patricia L. Gibson	$28,193	*	—		—		$28,193
Robert M. La Forgia	$95,000		$89,997	(2)	$5,457	(7)	$190,454
Glenda G. McNeal	$87,500		$89,997	(2)	$3,309	(8)	$180,806

*                                         Based on Board membership since August 31, 2017.

(1)                                 With respect to each award, the grant date fair value is equal to the market value of the Company’s common shares on the date of the award multiplied by the number of shares awarded.

(2)                                 Represents the aggregate 2017 grant date fair value of 3,949 restricted common shares issued to each of our non-employee trustees for service on the Board. The restricted common shares vest ratably on the first four quarterly anniversaries of the date of grant.

(3)                                 Represents the 2017 grant date fair value of (i) 3,949 restricted shares issued to each of our non-employee trustees for service on the Board (which vest ratably on the first four quarterly anniversaries of the date of grant and (ii) 1,720 shares issued to Mr. Collins retroactively for his service on the Board beginning in November 2016. Since the grant was made to Mr. Collins for prior service, these shares vested immediately on the grant date.

(4)                                 Represents (i) $3,309.24 in dividends paid on restricted common shares granted to our non-employee trustees and (ii) the $3,131.59 allowance used by Mr. Bayh to stay at the Company’s hotels.

(5)                                 Represents $2,280.63 in dividends paid on restricted common shares granted to our non-employee trustees.

(6)                                 Represents (i) $3,309.24 in dividends paid on restricted common shares granted to our non-employee trustees and (ii) the $1,650.76 allowance used by Mr. Davis to stay at the Company’s hotels.

(7)                                 Represents (i) $3,309.24 in dividends paid on restricted common shares granted to our non-employee trustees and (ii) the $2,148.16 allowance used by Mr. La Forgia to stay at the Company’s hotels.

(8)                                 Represents $3,309.24 in dividends paid on restricted common shares granted to our non-employee trustees.

Outstanding Share Awards as of December 31, 2017

The following table provides certain information regarding unvested share awards outstanding as of the fiscal year ended December 31, 2017 for each of the trustees included in the Trustee Compensation Table set forth above.

Name	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1) ($)
Evan Bayh	1,975	$43,390.75
Arthur Collins	1,975	$43,390.75
Nathaniel A. Davis	1,975	$43,390.75
Patricia L. Gibson(2)	—	—
Robert M. La Forgia	1,975	$43,390.75
Glenda G. McNeal	1,975	$43,390.75

(1)                                 Value based on $21.97 per share, which was the closing price of our common shares on the NYSE on December 29, 2017, the last trading day of 2017.

(2)                                 Ms. Gibson joined the Board on August 31, 2017 and did not receive an award of restricted shares at that time.

Vested Share Awards During 2017

The table below sets forth the number of restricted shares that vested and the value realized upon vesting of such shares for each of the trustees included in the Trustee Compensation Table set forth above.

Name	Number of Shares That Vested During 2017 (#)	Market Value of Shares Realized on Vesting(1) ($)
Evan Bayh	4,052	$90,810.61
Arthur Collins	3,694	$80,408.44
Nathaniel A. Davis	4,052	$90,810.61
Patricia L. Gibson (2)	—	—
Robert M. La Forgia	4,052	$90,810.61
Glenda G. McNeal	4,052	$90,810.61

(1)                                 Represents the value of vested shares calculated by multiplying the number of vested shares by the prior day’s closing price of our common shares on the NYSE on the vesting date or, if the vesting date occurred on a day on which the NYSE was closed for trading, the next trading day.

(2)                                 Ms. Gibson joined the Board on August 31, 2017 and did not receive an award of restricted shares at that time.

Company Policies

Share Ownership Guidelines

We believe that equity ownership by our trustees and officers can help align their interests with our shareholders’ interests. To that end, we have adopted formal share ownership guidelines applicable to all of our trustees and officers. On an annual basis, we report ownership status to our Compensation Committee and failure to satisfy the ownership levels, or show sustained progress towards meeting them, may result in payment to both trustees and officers of future compensation in the form of equity rather than cash.

With respect to our officers, the guidelines require ownership of our shares, within five years of becoming an executive officer or from promotion to a new executive officer position, with a value equal to the following multiple of his or her base salary:

Executive Officer Title	Multiple
Chief Executive Officer	5x
Executive Chairman	5x
Chief Investment Officer and Chief Financial Officer	3x
Senior Vice Presidents	3x
Chief Accounting Officer and Vice Presidents	1x

Once these requirements have been met, each executive is required to hold shares at this level as long as they remain in the position. With respect to our trustees, our share ownership guidelines require share ownership by our trustees of three times the annual cash retainer. Trustees must comply with the ownership requirement within five years of becoming a member of the Board and are required to hold shares at this level while serving as a trustee. With the exception of Arthur Collins, who was elected to the Board in November 2016, and Robert McCarthy, who was elected to the Board in February 2018, each of the trustees’ and named executive officers’ individual holdings of Company shares exceed the applicable multiple set forth in the share ownership guidelines. For additional information on trustee share ownership, see the table of “Principal Shareholders” on page 65.

Clawback Policy

The Company has in place a clawback policy to ensure that executives are not unduly enriched in the event of a financial restatement. If the Company is required to restate its financial results due to material non-compliance with financial reporting requirements that arise from misconduct, any individual (i) who knowingly engaged in misconduct; (ii) was grossly negligent in engaging in misconduct; (iii) knowingly failed to prevent such misconduct; or (iv) was grossly negligent in failing to prevent such misconduct, is required to reimburse the Company for payments received for any award that was earned or accrued in the twelve (12) month period after the incorrect financial report was filed with the SEC. In addition, in the case of any restatement of financial results, the Compensation Committee has the authority to (i) review cash and equity awards paid or awarded to executive officers during the restatement period and, if the award would have been lower based on the restatement, then (ii) to determine if an incremental portion of the award should be reimbursed to the Company by the executive officer.

No Hedging in or Pledging of Company Shares

Our insider trading policy prohibits our trustees and employees, including our named executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities to secure margins or other loans.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected annually by our Board of Trustees and serve at the Board’s discretion.

Name	Age(1)	Title
Robert L. Johnson	71	Executive Chairman of the Board of Trustees
Ross H. Bierkan	58	President, Chief Executive Officer, Chief Investment Officer and Trustee
Leslie D. Hale	45	Chief Operating Officer, Chief Financial Officer and Executive Vice President (incoming President and Chief Executive Officer, effective August 2018)

(1)                                 Age as of March 28, 2018.

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Robert L. Johnson and Leslie D. Hale, whose backgrounds and positions are described above under “Proposals to be Voted On—Proposal 1: Election Of Trustees.”

Ross H. Bierkan, who will be retiring from the Company on August 22, 2018, has served as the President, Chief Executive Officer and Chief Investment Officer of the Company and a member of our Board of Trustees since May 2016, following the resignation of the Company’s prior President, Chief Executive Officer and trustee. Until his promotion, Mr. Bierkan had served as the Chief Investment Officer and Executive Vice President of the Company since the Company’s formation in 2011. Prior to that, he was a principal and executive vice president of RLJ Development from 2000 until our initial public offering in 2011. In this capacity he was responsible for overseeing approximately $5.0 billion of real estate acquisitions. Previously, Mr. Bierkan was an original member of The Plasencia Group, a hospitality transaction and consulting group, and from 1993 to 2000 served as its vice president. Prior to joining The Plasencia Group, Mr. Bierkan worked with Grubb and Ellis Real Estate, a commercial real estate brokerage firm. From 1982 to 1988, he held various operational and sales management positions for Guest Quarters Hotels (now the Doubletree Guest Suites). Mr. Bierkan also serves on the owner advisory council for Hyatt House Hotels and as President of the advisory council for Springhill Suites by Marriott. He is on the board of directors of the American Hotel & Lodging Association and is a member of the ULI Hotel Development Council. Mr. Bierkan received his Bachelor of Arts degree from Duke University.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Trustees is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis describes our executive compensation program for our named executive officers (the “NEOs”) and describes how and why the Compensation Committee made its 2017 compensation decisions. Our NEOs for 2017 are as follows:

•                  Robert L. Johnson—Executive Chairman;

•                  Ross H. Bierkan—President, Chief Executive Officer and Chief Investment Officer; and

•                  Leslie D. Hale—Chief Operating Officer, Chief Financial Officer and Executive Vice President.

Executive Summary

We believe that a primary goal of executive compensation is to align the interests of our NEOs with those of our shareholders in a way that encourages prudent decision making and allows us to attract and retain the best executive talent. The Compensation Committee has adopted a compensation program designed to link financial and strategic results to executive rewards, reward favorable shareholder returns and enhance our competitive position within our segment of the hospitality industry. The Compensation Committee is committed to protecting the interests of shareholders by using fair and objective evaluation processes for our executives, prioritizing the creation of short-term and long-term shareholder value. The majority of each executive’s compensation is tied directly to the achievement of pre-established individual and corporate goals, which we believe helps to ensure that the financial interests of our senior executives are aligned with those of our shareholders.

2017 Business Highlights

2017 was a transformational year for the Company.  We completed a $1.4 billion strategic merger with FelCor, which created a dominant platform in the most profitable hotel segments with imbedded growth and value creation opportunities.  Key highlights of the transaction include:

•                  Expected to be immediately accretive to Adjusted FFO per share, RevPAR and EBITDA per hotel;

•                  Created the third largest pure-play lodging REIT, with a more efficient cost structure that is expected to yield approximately $22.0 million of annualized general and administrative cost savings;

•                  Acquired an ownership interest in 37 hotel properties that are located in major urban and resort markets that significantly enhanced the Company’s presence in target markets such as California and Boston, while also reducing overall market specific earnings volatility and risk; and

•                  Advanced our premium brand strategy and creates well-balanced diversification across Marriott, Hilton, Hyatt and Wyndham brands.

Beyond the successful completion of the FelCor merger, we also remained committed to executing on our fundamental guiding principles, including:

•                  Driving Operational Excellence — 2017 results were marked by an excellent fourth quarter that exceeded expectations and demonstrated the value creation potential from the FelCor merger with 2017 results as follows:

•                  Pro forma Hotel EBITDA Margin of 33.1% for the year, which reflects one of the leading hotel EBITDA margins in the industry;

•                  Pro forma RevPAR during the fourth quarter increased by 4.0% over the comparable period in 2016 and for the full year decreased by 0.5%; and

•                  Pro forma Consolidated Hotel EBITDA of $143.0 million in the fourth quarter, representing a 0.8% increase over the comparable period in 2016 and for the full year $605.9 million representing a 4.1% decrease.

•                  Prudently Allocating Capital — We completed the disposition of the Fairmont Copley Plaza in Boston, Massachusetts for $170.0 million in December 2017 consistent with our goal to enhance our overall portfolio quality through strategic dispositions. We declared cash dividends of $0.975 on each Series A Preferred Share for the year and cash dividends of $1.32 per common share for the year (consistent with 2016).

•                  Disciplined Balance Sheet Management — Our liquidity remains strong with 129 unencumbered hotels, a $600 million revolver and an interest coverage of more than 4.0x.

Five-Year Total Shareholder Return from 12/31/12 through 12/31/17

	Total Shareholder Return
	1 Year	3 Year	5 Year
RLJ Lodging Trust	-6.04%	-23.44%	42.37%
Morgan Stanley REIT Index	5.07%	16.98%	56.29%
Peer Group Median(1)	10.18%	11.94%	59.58%

(1)                                 Represents our Executive Compensation Peer Group detailed on page 43 of this Proxy Statement.

Executive Compensation Program Highlights

Our focus is and continues to be to maintain a strong link between our NEO’s compensation and the Company’s performance.  Highlights of our overall executive compensation program are outlined below:

•                  Pay-for-Performance Alignment — We maintain strong pay-for-performance alignment with more than 80% of our Chief Executive Officer’s 2017 approved compensation variable and subject to the Company’s performance.

•                  Formulaic Annual Cash Bonuses with Pre-Determined Goals — 100% of our Executive Chairman’s and Chief Executive Officer’s annual cash bonuses are formulaic and are based on the achievement of pre-established corporate performance goals (with only 10% based on individual performance for our Chief Operating Officer/Chief Financial Officer).  Our cash bonus program employs challenging hurdles and may result in significant fluctuations in payouts aligned with our financial and operating success each year.

•                  Equity Awards Aligned with Our Shareholders — The annual grant size is determined, in part, based on a review of the execution of the Company’s strategic business plan and the Company’s TSR performance.  Approximately 75% of our Chief Executive Officer’s and 25% of our other NEOs’ equity award values are granted in performance-based stock that vest at the end of three-years subject to the Company achieving rigorous total shareholder return (“TSR”) hurdles, including relative TSR equal to the 50th to 80th percentile of hotel REIT peers and absolute TSR of 21% to 36%.

Year-End 2017 Compensation Decisions

The Compensation Committee, in consultation with its independent compensation consultant, FTI Consulting, Inc. (the “Compensation Consultant”) took into account (i) the successful closing of the FelCor merger, (ii) the Company’s operational performance, including the achievement of corporate performance measures in accordance with the cash bonus program, (iii) total return on both an absolute and relative basis and (iv) the results of a comprehensive analysis of market-based compensation data, industry trends and best practices.  Based on this assessment, our Compensation Committee made the following key compensation decisions in February 2018, which we believe appropriately balance all of the foregoing considerations:

Pay Element	Key Decisions	Rationale
Base Salary	• 2018 base salaries for our NEOs were unchanged from 2017 levels.

Our NEOs received salary adjustments in 2017 at the time new employment agreements were executed and in connection with each individual’s significant increase in responsibilities. The Committee believes that these amounts are still appropriate for 2018 and no increases were necessary.

Annual Cash Bonus

•      Approved 2017 cash bonuses in accordance with the bonus formula and the achievement of the established corporate performance hurdles.

•      Ms. Hale’s bonus includes a 10% individual performance component, which was approved at target.

•      Each NEO’s 2018 cash bonus opportunity was unchanged from 2017.

Our cash bonus is fully contingent upon the achievement of pre-determined corporate performance criteria (except for Ms. Hale’s bonus which has a 10% individual performance component). The corporate performance measures were achieved at between 103% and 104% of target.

A target payout for Ms. Hale’s individual performance component was viewed as appropriate given the significant time and effort she provided in connection with the consummation of the FelCor merger.

Annual Equity Awards

•      Significant reductions in the value of the time-based restricted share awards were approved equal to a 19% decrease for Mr. Johnson, a 77% decrease for Mr. Bierkan and a 6% decrease for Ms. Hale as compared to the prior year awards.

Based on sensitivity to the Company’s stock price performance, the Compensation Committee believed that meaningful reductions in equity values were appropriate, especially for the Chief Executive Officer, whose compensation should be more directly tied to total return results.

Multi Year Performance Equity Awards

•      New 2018 Multi Year Performance Equity Awards were granted to our NEOs at target values at lower amounts than those approved in 2017, but for the CEO reflected a less substantial reduction as compared to his time-based restricted share awards.

For Mr. Johnson and Ms. Hale, equity awards were allocated 50/50 between time-based stock awards and the “target” value of the performance units.

Given that performance units are at-risk and contingent upon rigorous total return performance, the Compensation Committee believe that a less material reduction in value for these awards was appropriate for Mr. Bierkan, who saw a 77% decrease in his time-based share award.

2017 Compensation Snapshot — Approved Values

Below is a snapshot of the annual compensation decisions approved for 2017 performance results as compared to year-end 2016 (amounts vary from the summary compensation table which illustrates equity awards in the year of grant and not for the performance year to which those grants relate):

Name and Principal Position	Performance Year	Salary	Annual Cash Bonus	Annual Time- Based Equity Awards(1)(2)	Target Value of the Multi-Year Performance Equity Awards(1)(3)	Total Approved Value(4)
Robert L. Johnson
Executive Chairman	2017	$500,000	$649,307	$650,000	$650,000	$2,449,307
	2016	$411,630	$377,599	$800,000	$833,333	$2,422,562
	% change	21%	72%	(19)%	(22)%	1%
Ross H. Bierkan
President, Chief Executive Officer and Chief Investment Officer	2017	$700,000	$1,084,030	$360,000	$1,425,000	$3,569,030
	2016	$592,467	$664,802	$1,550,000	$1,550,000	$4,357,269
	% change	18%	63%	(77)%	(8)%	(18)%
Leslie D. Hale
Chief Operating Officer, Chief Financial Officer and Executive Vice President	2017	$575,000	$743,908	$1,125,000	$1,125,000	$3,568,908
	2016	$513,038	$500,902	$1,200,000	$1,200,000	$3,413,940
	% change	12%	49%	(6)%	(6)%	5%

(1)         These amounts are different from the amounts set forth in the “2017 Summary Compensation Table,” due to the reporting requirements under applicable SEC rules relating to the timing of the recognition of equity-based compensation.

(2)         Amounts reflect approved cash value of the awards, which may slightly vary from the grant date value used for accounting purposes.

(3)         Amounts reflect the approved target value of the awards.  The grant date fair value of these awards calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date.  Given the rigorous hurdles associated with these awards, the accounting values are less than the target values.

(4)         For direct comparison purposes, excludes other compensation and the value associated with one-time promotional and retention awards granted in 2016.

Status of Outstanding Multi Year Performance Equity Awards

The compensation paid to our NEOs is also significantly tied to the Company’s relative TSR performance.  In addition to the significant reductions made to the approved value of the equity awards granted for year-end 2017 performance, our NEOs’ multi-year performance equity awards are currently tracking below target payout levels.

Program	Performance Period	Cumulative TSR Performance Requirements	Earning Percentages	Status (as of 12/31/17)
2017 Multi Year Performance Plan	February 2017 — February 2020	Absolute TSR between 21% and 36% Relative TSR between the 50th and 80th percentile	Threshold: 25% Maximum: 150%	Tracking to earn no award based on a -1.42% absolute return and relative TSR at the 34th percentile
2016 Multi Year Performance Plan	May 2016 — May 2019	Absolute TSR between 21% and 36% Relative TSR between the 50th and 80th percentile	Threshold: 25% Maximum: 150%	Tracking to earn 60% of the target award based on a 23.59% absolute return and relative TSR at the 25th percentile
2012 Multi Year Performance Plan	July 2012 — July 2015	Relative TSR between the 60th and 90th percentile	Threshold: 50% Maximum: 150%	95.33% of the target award was earned

Philosophy and Objectives of our Compensation Program

We have designed our executive compensation program to achieve the following objectives:

•                  be transparent and competitive with similarly situated publicly-traded REITs based on the Company’s performance;

•                  create the proper incentives for our executive management team to achieve corporate and individual performance objectives and maximize shareholder value over the long-term;

•                  achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk taking; and

•                  attract and retain talented executives from within and outside of the hospitality industry.

Transparent and Competitive Compensation Program

In pursuit of our compensation objectives, we have developed a transparent and straightforward performance-based compensation program, which currently consists of four elements:

•                  Base Salary.  Base salary is set on the basis of assigned responsibilities and is reviewed periodically against market data;

•                  Annual Cash Bonus Opportunity.  Executive officers are eligible to receive annual cash bonuses based upon the achievement of pre-established goals and objectives;

•                  Annual Performance Equity Grants.  The Compensation Committee awards annual performance equity grants to ensure alignment with shareholders and as a retention tool, determined based on an assessment of the Company’s overall corporate performance on both an absolute and relative basis to our peers; and

•                  Multi-Year Performance Equity Grants.  The Compensation Committee awards multi-year performance equity grants to ensure alignment with shareholders’ interests over a multi-year period and as a retention tool, which will only be earned by the recipients if the Company achieves certain defined relative and/or absolute total shareholder return targets over a prospective performance period.

We review the competitive compensation practices for executives of other public hospitality REITs and other public REITs of similar size to the Company to ensure that our compensation program is competitive with the market. In establishing compensation for our executive management team, our Compensation Committee uses its judgment in aligning compensation with its assessment of performance on both an absolute and relative basis as compared to the competitive peer group. Accordingly, in years of superior performance compared to the competitive peer group, our executives may receive total compensation towards the higher end of the market range and in years of lagging performance compared to the competitive peer group, our executives may receive total compensation towards the lower end of the market range.

Proper Incentives to Achieve Performance Objectives and Maximize Long-Term Shareholder Value

Our compensation program is designed to tie a substantial portion of our executives’ total compensation to performance measures that align long-term shareholder value and leadership actions that are expected to position the Company for long-term success. Accordingly, the vast majority of our executives’ total compensation is delivered through our annual cash bonus program, our multi-year performance equity program and our annual equity award program, and less than 30% of our named executive officers’ total compensation is in the form of a guaranteed base salary.

We believe that our annual cash bonus program encourages our executives to take prudent steps to achieve, and if possible exceed, our annual business plan, which we believe will increase shareholder value over the long-term. We have not guaranteed our executives any minimum cash bonus payments. As a result, in the event of poor individual and/or corporate performance in any year, the executives could receive no cash bonus for that year.

The largest individual component of our executive officers’ total compensation is equity compensation. We believe that approximately 40-50% of our executives’ total annual compensation should be in the form of restricted shares or other long-term equity awards for the following reasons:

•                  Equity awards help to ensure that a significant portion of each of our executives’ net worth is tied to the value of our common shares, which we believe aligns the interests of our executives with those of our shareholders. We also believe that if we have superior long-term operating performance, our executives, through their equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our common shares. Conversely, if we do not perform as well as our competitors, our executives’ compensation will be below market over the long-term; and

•                  We have designed our equity awards to be total shareholder return vehicles, rewarding our executive officers for both share price appreciation as well as the payment of dividends.

Appropriate Balance between Risk and Reward

Our Compensation Committee designed the compensation program to encourage our executives to prudently manage the Company for the long-term. The Compensation Committee believes the structure of our compensation program does not encourage unnecessary or excessive risk taking, as illustrated by the following features of the program:

•                  We evaluate performance based on the achievement of a variety of business objectives and goals that we believe correlate to the long-term creation of shareholder value and that are affected by management decisions;

•                  We provide a significant portion of each executive’s annual compensation in the form of share-based compensation that will allow our executives to build sizable holdings of equity in the Company and align an appropriate portion of their personal wealth with our long-term performance. This share-based compensation includes restricted shares, which retain value even in a depressed market and provide executives with a baseline value that reduces the likelihood that executives will take excessive risks;

•                  We structure our annual cash bonus program to provide for payouts once a minimum level of performance has been achieved, so that some compensation can be earned at levels below full target achievement rather than an “all-or-nothing” approach; and

•                  We consider non-financial and other qualitative performance factors in determining actual compensation payouts.

Attract and Retain Talented Executives

We believe that the quality of our executive management team has been and continues to be a critical element of the success of our business. We have successfully attracted talented executives with significant experience in the hospitality and real estate industries who are highly motivated to achieve value for our shareholders. In order to continue to draw highly-skilled executives to our Company, we seek to maintain a competitive compensation program that can attract key talent from these and related industries. Our compensation program is also designed to retain our executives and motivate them to sustain a high level of performance over the long-term.

Compensation Review Process

Role of the Compensation Committee

Pursuant to the Compensation Committee’s charter, the Compensation Committee is responsible to our Board for overseeing the development and administration of our compensation policies and programs. The Compensation Committee, which consists of three independent trustees, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

•                  Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers;

•                  Evaluating the performance of our executive officers in light of these goals and objectives;

•                  Evaluating the competitiveness of each executive officer’s total compensation package; and

•                  Approving any changes to our executives’ total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

The Compensation Committee is supported in its work by the Company’s Senior Vice President, Administration and Corporate Secretary, her staff, and an executive compensation consultant, as described below. The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.rljlodgingtrust.com, under the section, “Investor Relations—Corporate Governance.”

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer recommends the level of base salary increase (if any) and the annual cash bonuses and the annual equity incentive awards for our NEOs (other than the Chief Executive Officer) and other members of the senior management team. These recommendations are based upon our Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance (if applicable) and employee retention considerations. The Compensation Committee reviews our Chief Executive Officer’s recommendations, and in its sole discretion, determines all executive officer compensation.

Role of the Compensation Consultant

FTI Consulting, Inc. has been retained by the Compensation Committee as its independent, third-party executive Compensation Consultant. The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of the Compensation Consultant attends meetings of the Compensation Committee and communicates with the chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement between the Compensation Committee and the Compensation Consultant. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices, (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program, and (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance.

Peer Group Analysis

The Compensation Committee relies on compensation information as prepared by the Compensation Consultant to determine the competitive market for our executive officers, including the NEOs. The Compensation Committee uses compensation data compiled from a group of 12 publicly-traded REITs (the “Peer Group”) selected using the following methodology:

•                  In terms of size, should be comparable based on implied market capitalization and/or total enterprise value (approximately 1/2x the size to 2.5x the size of the Company). The Company should be at the approximate median in terms of size;

•                  Companies having a primary investment focus generally on the lodging/resorts sector of the real estate industry; and

•                  Select Maryland-based REITs with whom the Company competes for talent.

We believe the Peer Group represents the companies with which we currently compete for executive talent, and includes our principal business competitors. For 2017, the Peer Group consisted of the following companies:

• Apple Hospitality REIT, Inc.	• LaSalle Hotel Properties
• Corporate Office Properties Trust	• Omega Healthcare Investors, Inc.
• Federal Realty Investment Trust	• Park Hotels & Resorts Inc.
• Gaming and Leisure Properties, Inc.	• Pebblebrook Hotel Trust
• Host Hotels and Resorts, Inc.	• Ryman Hospitality Properties, Inc.
• Hyatt Hotels Corporation	• Sunstone Hotel Investors, Inc.

In 2017, the Peer Group was modified to reflect the Company’s increase in market capitalization and total enterprise value as a result of the merger with FelCor.  The Compensation Committee determined that Ashford Inc., Chesapeake Lodging Trust, DiamondRock Hospitality Company and Xenia Hotels, Inc. were no longer appropriate size comparisons and removed them from the Peer Group. Park Hotels & Resorts Inc., a new publicly-traded hotel REIT that was spun-off from Hilton Worldwide in 2017, and Omega Healthcare Investors, Inc., a comparable company in market capitalization and total enterprise value located in the Maryland/DC area, were added to the Peer Group. In addition to the aforementioned peer group, due to the limited number of REITs who, like us, separate the positions of Chairman of the Board and Chief Executive Officer, we also have created a selective Executive Chairman Peer Group (the “Executive Chairman Peer Group”) for purposes of evaluating the compensation of Mr. Johnson. The Executive Chairman Peer Group consists of 12 equity REITs that have executives that function exclusively as Chairman of the Board and not also as Chief Executive Officer.

To assess the competitiveness of our executive compensation program, we analyze Peer Group and Executive Chairman Peer Group proxy compensation data levels, as well as the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use. The Compensation Committee generally compares the compensation of each NEO in relation to both the median and the 75th percentile of the applicable peer group for similar positions. In addition, the Compensation Committee also takes into account various factors, such as our performance within the applicable peer group, the scope of responsibilities for each individual executive, internal equity considerations, and any succession and retention considerations.

Components of Executive Officer Compensation

The following is a summary of the elements and amounts of our compensation program for our NEOs in 2017. The NEOs will continue to be parties to employment agreements entered into in 2016 for their respective terms or until such time as our Compensation Committee determines in its discretion that revisions to such employment agreements are advisable and the Company and the executive officers agree to the proposed revisions.

Annual Base Salary

Base salary is designed to compensate our executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, the Compensation Committee considered each executive officer’s role and responsibility, unique skills, future potential with our Company, salary levels for similar positions in our core markets and internal pay equity.

The annual base salaries of our NEOs as of December 31, 2017 are as follows:

Name	Base Salary
Robert L. Johnson	$500,000
Ross H. Bierkan	$700,000
Leslie D. Hale	$575,000

Annual Cash Bonus

Our NEOs each have an opportunity to earn an annual incentive cash award designed to reward annual corporate performance, and, with respect to Ms. Hale, to also encourage and reward individual achievement during the year. The Compensation Committee establishes a target annual incentive cash award opportunity for each of our NEOs following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of data from the Peer Group and Executive Chairman Peer Group discussed previously. The targeted annual incentive cash award opportunity and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs at the beginning of each year. The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability to exercise its judgment and discretion to adjust an award up or down.

2017 Bonus Opportunity

For 2017, Mr. Johnson’s and Mr. Bierkan’s annual incentive cash awards were based solely on corporate performance. With respect to Ms. Hale, 90% of her annual incentive cash awards were based on corporate performance, with the remaining 10% based on individual performance. The Compensation Committee established threshold, target, maximum and outperform annual incentive cash award levels (as a percentage of base salary) for our NEOs as follows:

	2017 Annual Incentive Cash Awards
Name	Threshold	Target	Maximum	Outperform
Robert L. Johnson	75%	125%	175%	225%
Ross H. Bierkan	100%	150%	200%	250%
Leslie D. Hale	75%	125%	175%	225%

2017 Performance Goals

The Compensation Committee adopted the performance goals for the 2017 annual incentive cash award following a review of our annual business plan and budget for the year. The Compensation Committee assigned each goal a weight of relative importance. The following were the initial annual incentive cash award performance goals for 2017:

Performance Measures	Weighting	Threshold	Target	Maximum	Outperform
Total EBITDA	50%	$370.0 million	$390.0 million	$405.0 million	$412.0 million
REVPAR Increase	20%	-2.0%	0.0%	1.6%	2.35%
Net Debt to EBITDA	15%	4.25	4.00	3.85	3.75
Hotel EBITDA Margin	15%	34.0%	35.0%	35.8%	36.2%

Following the merger with FelCor, the Compensation Committee revised the annual incentive cash award performance goals for 2017 to take into account the acquisition of FelCor and its impact on the Company’s performance in the fourth quarter of 2017. In revising the annual incentive cash award performance goals for 2017, the Compensation Committee prorated the performance goals set forth above, which are based on the Company’s performance on a standalone basis, for the first three quarters of 2017 and established new performance goals for the fourth quarter of 2017, which reflect the performance of the Company following its acquisition of FelCor. In determining the 2017 annual incentive cash award, the Company’s performance during the first three quarters of 2017 accounted for 75% of total annual performance and the Company’s performance during the fourth quarter of 2017 accounted for 25% of total annual performance. The following were the revised annual incentive cash award performance goals for 2017:

First three quarters of 2017:

Performance Measures(1)	Weighting	Threshold	Target	Maximum	Outperform	Actual Results
Total EBITDA	50%	$278.9 million	$298.9 million	$313.9 million	$320.9 million	$290.3 million
REVPAR Increase	20%	-2.6%	-0.6%	1.0%	1.75%	-2.1%
Net Debt to EBITDA	15%	4.25	4.00	3.85	3.75(2)	3.1
Hotel EBITDA Margin	15%	34.4%	35.4%	36.2%	36.6%	35.1%

(1)                                 Reflects performance of the Company without including the results of FelCor.

(2)                                 For period prior to completion of the FelCor merger, the outperform performance goal for Net Debt to EBITDA was 3.1.

Fourth quarter of 2017:

Performance Measures(1)	Weighting	Threshold	Target	Maximum	Outperform	Actual Results
Total EBITDA	50%	$120.4 million	$140.4 million	$155.4 million	$162.4 million	$143.0 million
REVPAR Increase	20%	-0.2%	1.8%	3.4%	4.15%	4.0%
Net Debt to EBITDA	15%	4.75	4.50	4.35	4.10	3.88
Hotel EBITDA Margin	15%	31.2%	32.2%	33.0%	33.4%	32.0%

(1)                                 Reflects performance of the Company including the results of FelCor.

2017 Bonus Amounts

In determining the actual 2017 incentive cash award for our NEOs, the Compensation Committee considered the Company’s performance and, in Ms. Hale’s case only, her 2017 individual performance, and determined that Mr. Johnson and Mr. Bierkan each would receive incentive cash awards at approximately 103% of target level and that Ms. Hale would receive an incentive cash award at the target level. These amounts are as follows:

Name	2017 Actual Award
Robert L. Johnson	$649,307
Ross H. Bierkan	$1,084,030
Leslie D. Hale	$743,908

Equity Awards

We grant equity awards pursuant to our 2015 Equity Incentive Plan (previously, our 2011 Equity Incentive Plan). Equity incentive awards are designed to focus our executive officers and other employees on, and reward them for, achieving our long-term goals and enhancing shareholder value.

Annual Equity Awards

In determining annual equity awards, our Compensation Committee takes into account the Company’s overall financial performance. The awards made under the 2015 Equity Incentive Plan in 2017 were granted to recognize such individuals’ efforts on our behalf in connection with the Company’s performance in 2016 and to provide a retention element to their compensation. More detail with respect to the equity awards granted in 2017 is provided in the table under “Compensation of Executive Officers—Grants of Plan-Based Awards.”

As part of our review of 2017 performance in February 2018, we made our annual performance equity grants. The annual performance equity grant represents a time-based restricted share award that is based on a subjective review of the Company’s performance, as well as the competitive pay of the Peer Group and the Executive Chairman Peer Group. The annual performance equity grants made in 2018 were as follows:

Name	Cash Value of 2018 Award
Robert L. Johnson	$650,000
Ross H. Bierkan	$360,000
Leslie D. Hale	$1,125,000

These restricted share awards will vest ratably on each of the first 16 quarterly anniversaries of the date of grant, subject to the executive’s continued employment. Because these awards for 2017 performance were made in 2018, pursuant to applicable SEC disclosure rules, such awards will be reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table in our proxy statement for the 2019 annual meeting of shareholders, which reflects 2018 compensation.

Multi-Year Performance Equity Awards

2017 Multi-Year Performance Equity Awards

In order to further align the interests of our NEOs with those of our shareholders over a multi-year period, the Compensation Committee awarded performance units to each of our NEOs under the 2017 Multi-Year Performance Plan on February 17, 2017. Performance units awarded pursuant to the 2017 Multi-Year Performance Plan are earned and convert into restricted shares based on the Company’s attainment of absolute and relative TSR hurdles. TSR is calculated to include both common share price appreciation and common share dividends paid during the applicable performance periods. The performance units vest over a four-year period, including three years of performance-based vesting (the “measurement period”) plus an additional one year of time-based vesting.

The awards granted pursuant to the 2017 Multi-Year Performance Plan are subject to two separate performance measurements, with 40% of the award (the “2017 Absolute Award”) based solely on the Company’s TSR (the “2017 Absolute TSR Component”) and 60% of the award (the “2017 Relative Award”) measured by the Company’s TSR (the “2017 Relative TSR Component”) relative to the peer group (the “2017 Plan Peer Group”) during the entire measurement period.

The 2017 Absolute Award may be earned at a range of 25% to 150% of the 2017 Absolute Award if the Company achieves a TSR over the measurement period ranging from 21% TSR to 42% TSR, as described below. The percentage of the 2017 Absolute Award that is earned for performance between the threshold and target, and between the target and maximum, levels will be calculated by linear interpolation. For TSR performance below 21%, no portion of the 2017 Absolute Award will be earned.

Actual Three-Year Performance	Percentage of 2017 Absolute Award Earned
Threshold: 21% TSR	25%
Target: 36% TSR	100%
Maximum: 42% TSR	150%

The 2017 Relative Award may be earned at a range of 25% to 150% of the 2017 Relative Award contingent on the Company’s achieving TSR over the measurement period at specified percentiles of the peer group ranging from the 50th percentile to the 80th percentile, as described below. The percentage of the 2017 Relative Award that is earned for performance between the threshold and target, and between the target and maximum, levels will be calculated by linear interpolation. If the Company is below the 50th percentile of the 2017 Plan Peer Group at the end of the measurement period, no portion of the 2017 Relative Award will be earned.

Actual Three-Year Performance Compared to Peer Group	Percentage of 2017 Relative Award Earned
Threshold: 50th percentile	25%
Target: 70th percentile	100%
Maximum: 80th percentile	150%

Our Compensation Committee has selected the following 16 companies as the 2017 Plan Peer Group against which our performance will be compared over the measurement period, which represent companies from the SNL U.S. REIT Hotel Index, modified to exclude micro-cap REITs:

• Apple Hospitality REIT, Inc.	• Host Hotels & Resorts, Inc.
• Ashford Hospitality Prime, Inc.	• LaSalle Hotel Properties
• Ashford Hospitality Trust, Inc.	• Park Hotels & Resorts Inc.
• Chatham Lodging Trust	• Pebblebrook Hotel Trust
• Chesapeake Lodging Trust	• Ryman Hospitality Properties, Inc.
• DiamondRock Hospitality Company	• Summit Hotel Properties, Inc.
• Hersha Hospitality Trust	• Sunstone Hotel Investors, Inc.
• Hospitality Properties Trust	• Xenia Hotels and Resorts, Inc.

The Company intends to make grants of long-term performance units on an annual basis. When the 2017 Absolute Award and 2017 Relative Award are aggregated at the end of the measurement period, our NEOs have the potential to earn the following numbers of restricted shares under the 2017 Multi-Year Performance Plan, based on the Company’s performance level:

NEO	Threshold Performance	Target Performance	Maximum Performance
Robert L. Johnson	9,050	36,250	54,350
Ross H. Bierkan	16,850	67,400	101,100
Leslie D. Hale	13,050	52,150	78,250

The restricted shares earned pursuant to the 2017 Absolute Award and 2017 Relative Award will vest 50% at the end of the three-year measurement period, and the remaining 50% will vest one year later. Our NEOs will not be entitled to receive any dividends prior to the date upon which the shares are earned. For any restricted shares issued at the end of the measurement period, our NEOs will be entitled to receive payment of an amount equal to all dividends that would have been paid if such restricted shares had been issued at the beginning of the measurement period.

2016 Multi-Year Performance Equity Awards

The Compensation Committee awarded performance units to each of our NEOs under the 2016 Multi-Year Performance Plan on May 23, 2016. Performance units awarded pursuant to the 2016 Multi-Year Performance Plan are earned and convert into restricted shares based on the Company’s attainment of absolute and relative TSR hurdles. TSR is calculated to include both common share price appreciation and common share dividends paid during the applicable performance periods. The performance units vest over a four-year period, including the measurement period plus an additional one year of time-based vesting.

The awards granted pursuant to the 2016 Multi-Year Performance Plan are subject to two separate performance measurements, with 40% of the award (the “2016 Absolute Award”) based solely on the Company’s TSR (the “Absolute TSR Component”) and 60% of the award (the “2016 Relative Award”) measured by the Company’s TSR (the “Relative TSR Component”) relative to the peer group (the “2016 Plan Peer Group”) during the entire measurement period.

The 2016 Absolute Award may be earned at a range of 25% to 150% of the 2016 Absolute Award if the Company achieves a TSR over the measurement period ranging from 21% TSR to 42% TSR, as described below. The percentage of the 2016 Absolute Award that is earned for performance between the threshold and target, and between the target and maximum, levels will be calculated by linear interpolation. For TSR performance below 21%, no portion of the 2016 Absolute Award will be earned.

Actual Three-Year Performance	Percentage of 2016 Absolute Award Earned
Threshold: 21% TSR	25%
Target: 36% TSR	100%
Maximum: 42% TSR	150%

The 2016 Relative Award may be earned at a range of 25% to 150% of the 2016 Relative Award contingent on the Company’s achieving TSR over the measurement period at specified percentiles of the peer group ranging from the 50th percentile to the 80th percentile, as described below. The percentage of the 2016 Relative Award that is earned for performance between the threshold and target, and between the target and maximum, levels will be calculated by linear interpolation. If the Company is below the 50th percentile of the 2016 Plan Peer Group at the end of the measurement period, no portion of the 2016 Relative Award will be earned.

Actual Three-Year Performance Compared to Peer Group	Percentage of 2016 Relative Award Earned
Threshold: 50th percentile	25%
Target: 70th percentile	100%
Maximum: 80th percentile	150%

Our Compensation Committee selected the following 16 companies (15 with the exclusion of FelCor, which was removed due to the merger) as the 2016 Plan Peer Group against which our performance will be compared over the measurement period, which represent companies from the SNL U.S. REIT Hotel Index, modified to exclude micro-cap REITs:

• Apple Hospitality REIT, Inc.	• Hospitality Properties Trust
• Ashford Hospitality Prime, Inc.	• Host Hotels & Resorts, Inc.
• Ashford Hospitality Trust, Inc.	• LaSalle Hotel Properties
• Chatham Lodging Trust	• Pebblebrook Hotel Trust
• Chesapeake Lodging Trust	• Ryman Hospitality Properties, Inc.
• DiamondRock Hospitality Company	• Summit Hotel Properties, Inc.
• FelCor Lodging Trust	• Sunstone Hotel Investors, Inc.
• Hersha Hospitality Trust	• Xenia Hotels and Resorts, Inc.

When the Absolute Award and Relative Award are aggregated at the end of the measurement period, our NEOs have the potential to earn the following numbers of restricted shares under the 2016 Multi-Year Performance Plan, based on the Company’s performance level:

NEO	Threshold Performance	Target Performance	Maximum Performance
Robert L. Johnson	7,367	29,467	44,200
Ross H. Bierkan	12,617	50,467	75,700
Leslie D. Hale	11,117	44,467	66,700

The restricted shares earned pursuant to the 2016 Absolute Award and 2016 Relative Award will vest 50% at the end of the three-year measurement period, and the remaining 50% will vest one year later. Our NEOs will not be entitled to receive any dividends prior to the date upon which the shares are earned. For any restricted shares issued at the end of the measurement period, our NEOs will be entitled to receive payment of an amount equal to all dividends that would have been paid if such restricted shares had been issued at the beginning of the measurement period.

Retirement Savings Opportunities

All full-time employees are able to participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide the 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to defer a portion of their salary, and we, at our discretion, may make a matching contribution and/or a profit-sharing contribution commencing six months after they begin their employment. For calendar year 2017, we made a matching contribution of up to 4% of each participant’s annual salary, determined by the individual’s contribution and as restricted by the statutory limit.

Health and Welfare Benefits

We provide to all full-time employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short- and long-term disability insurance, and life insurance plans.

Tax Limits on Executive Compensation

Under Section 162(m) of the Internal Revenue Code we may not receive a federal income tax deduction for compensation paid to our chief executive officer or any of the three other most highly compensated executive officers (excluding our chief financial officer) to the extent that any of the persons receive more than $1 million in qualified non-performance-based compensation in any one year. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns. Instead, although our Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Compensation Committee nevertheless reserves the right to structure compensation packages and awards in a manner that may exceed the limitation on the deduction imposed by Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted,

The Compensation Committee of the Board of Trustees

NATHANIEL A. DAVIS (Chairman) SEN. EVAN BAYH ARTHUR COLLINS

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Trustees are Nathaniel A. Davis, Evan Bayh and Arthur Collins, each of whom is an independent trustee. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Trustees or the Compensation Committee. Accordingly, during 2017 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for each NEO. Our NEOs for 2017 consisted of the following people: Robert L. Johnson, our Executive Chairman; Ross H. Bierkan, our President, Chief Executive Officer and Chief Investment Officer; and Leslie D. Hale, our Chief Operating Officer, Chief Financial Officer and Executive Vice President.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid to our NEOs in the fiscal years ended December 31, 2017, 2016 and 2015

Name and Principal Position	Year	Salary		Share Awards		Non-Share Incentive Plan Compensation(7)	All Other Compensation(8)	Total
Robert L. Johnson
Executive Chairman	2017	$500,000	(1)	$1,299,995	(4)	$649,307	$—	$2,449,302
	2016	$411,630	(2)	$2,778,772	(5)	$377,599	$—	$3,568,001
	2015	$392,016	(3)	$749,999	(6)	$346,000	$—	$1,488,015
Ross H. Bierkan
President, Chief Executive Officer and Chief Investment Officer	2017	$700,000	(1)	$2,479,996	(4)	$1,080,030	$49,340	$4,309,366
	2016	$592,467	(2)	$3,057,790	(5)	$664,802	$52,075	$4,367,134
	2015	$502,389	(3)	$949,975	(6)	$462,181	$43,632	$1,958,177
Leslie D. Hale
Chief Operating Officer, Chief Financial Officer and Executive Vice President	2017	$575,000	(1)	$1,919,992	(4)	$743,908	$49,700	$3,288,600
	2016	$513,038	(2)	$2,924,696	(5)	$500,902	$46,435	$3,985,071
	2015	$456,717	(3)	$949,975	(6)	$420,164	$43,992	$1,870,848

(1)                                 Increases in annual base salary for each NEO are effective on March 1 of each year, provided such increases are approved by the Compensation Committee. In August, 2016, Mr. Bierkan and Ms. Hale were promoted to President and Chief Executive Officer, and Chief Operating Officer, respectively, and their compensation was adjusted accordingly at that time. In November 2016, Mr. Johnson received a base salary adjustment as compensation for additional responsibilities that he assumed as Executive Chairman as a result of the resignation of Thomas J. Baltimore, Jr., the prior President and Chief Executive Officer. As a result of these 2016 salary adjustments, none of the NEOs received an increase in salary adjustment in 2017 and the annual base salary for each NEO was as follows: Mr. Johnson—$500,000; Mr. Bierkan—$700,000; and Ms. Hale—$575,000.

(2)                                 Amounts represented two months compensation at the base salary level established March 1, 2015 and ten months compensation at the annual base salary effective on March 1, 2016. As of March 1, 2016, the annual base salary for each NEO was as follows: Mr. Johnson—$405,746; Mr. Bierkan—$519,985; and Ms. Hale—$472,713.

(3)                                 Amounts represent two months compensation at the base salary level established March 1, 2014 and ten months compensation at the annual base salary effective on March 1, 2015. As of March 1, 2015, the annual base salary for each NEO was as follows: Mr. Johnson—$393,928; Mr. Bierkan—$504,840; and Ms. Hale—$458,945.

(4)                                 Represents the aggregate grant date fair value of the restricted common shares granted to the executive on February 15, 2017 and performance units granted to the executive on February 17, 2017, calculated in accordance with FASB ASC Topic 718. For the grant dates and vesting conditions of the restricted common shares granted pursuant to the retention awards, see “Grants of Plan-Based Awards.” The restricted common shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant. The performance units may be settled in restricted common shares if the Company achieves certain performance over a three-year performance period. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—Multi-Year Performance Equity Awards—2017 Multi-Year Performance Equity Awards.” The grant date fair values of the performance units, based upon the probable outcome of the performance conditions as of the grant date, are as follows: Mr. Johnson—$500,000; Mr. Bierkan—$930,000; and Ms. Hale—$720,000. Assuming that the highest performance conditions are met with respect to the performance units, the grant date fair value of the performance units, based on a closing price of $23.31 per common share on February 17, 2017, would be as follows: Mr. Johnson—$1,266,899; Mr. Bierkan—$2,356,641; and Ms. Hale—$1,824,008.

(5)                                 Represents the aggregate grant date fair value of the restricted common shares granted to the executive on February 18, 2016, the restricted common shares granted pursuant to the executive pursuant to a retention award and performance units granted to the executive on May 23, 2016, calculated in accordance with FASB ASC Topic 718. The restricted common shares granted on February 18, 2016 vest ratably on each of the first 16 quarterly anniversaries of the date of grant. The performance units may be settled in restricted common shares if the Company achieves certain performance over a three-year performance period. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—Multi-Year Performance Equity Awards—2016 Multi-Year Performance Equity Awards.” The grant date fair values of the performance units, based upon the probable outcome of the performance conditions as of the grant date, are as follows: Mr. Johnson—$303,805; Mr. Bierkan—$520,315; and Ms. Hale—$458,455. Assuming that the highest performance conditions are met with respect to the performance units, the grant date fair value of the performance units, based on a closing price of $18.96 per common share on May 23, 2016, would be as follows: Mr. Johnson—$838,032; Mr. Bierkan—$1,435,272; and Ms. Hale—$1,264,632.

(6)                                 Represents the aggregate grant date fair value of the restricted common shares granted to the executive on February 20, 2015, calculated in accordance with FASB ASC Topic 718. The restricted common shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(7)                                 Represents the 2017 annual cash performance bonus for each NEO.

(8)                                 The amounts shown in the “All Other Compensation” column reflect, for each NEO, the following:

•                  the value of premiums paid for health benefits provided by the Company. For the fiscal years ended December 31, 2017, 2016 and 2015, the value of the health and dental care premiums for each NEO (with the exception of Mr. Johnson, whose benefits are not paid by the Company) was $33,623, $30,180 and $28,293, respectively;

•                  the value of long-term, short-term and life insurance benefits provided by the Company. For the fiscal years ended December 31, 2017, 2016 and 2015, the value of the long-term, short-term and life insurance benefits for each NEO (with the exception of Mr. Johnson, whose benefits are not paid by the Company) was $1,437, $1,455 and $1,459, respectively;

•                  parking benefits of $3,480, $3,840 and $3,480 for the fiscal years ended December 31, 2017, 2016 and 2015, respectively, for each NEO (with the exception of Mr. Johnson, whose benefits are not paid by the Company);

•                  for Ms. Hale only, health club premiums of $360, $360 and $360 for the fiscal years ended December 31, 2017, 2016 and 2015, respectively; and

•                  for Ms. Hale and Mr. Bierkan, the value of the Company match in the Company’s 401(k) plan, in the amounts of $10,800, $10,600 and $10,400 for the fiscal years ended December 31, 2017, 2016 and 2015 respectively.

The costs of the health, long-term disability, short-term disability and life insurance benefits, health club fees and 401(k) match are paid by the Company for all full-time employees.

Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards made to each NEO for the fiscal year ended December 31, 2017.

									All Other Share
									Awards: Number of
						Estimated Future Payouts			Shares or		Grant Date
		Estimated Future Payouts Under Non-Share Incentive Plan Awards(1)				Under Equity Incentive Plan Awards(2)			Share Units		Fair Value of Shares
Name and Position	Grant Date	Threshold	Target	Maximum	Outperform	Threshold	Target	Maximum	(#)		($)
Robert L. Johnson
Executive Chairman	2/15/17	$375,000	$625,000	$875,000	$1,125,000				33,684	(3)	$799,995	(4)
	2/17/17					9,050	36,250	54,350			$500,000
Ross H. Bierkan
President, Chief Executive Officer and Chief Investment Officer	2/15/17	$700,000	$1,050,000	$1,400,000	$1,750,000				65,263	(3)	$1,549,996	(4)
	2/17/17					16,850	67,400	101,100			$930,000
Leslie D. Hale
Chief Operating Officer, Chief Financial Officer, and Executive Vice President	2/15/17	$431,250	$718,750	$1,006,250	$1,293,750				50,526	(3)	$1,199,992	(4)
	2/17/17					13,050	52,150	78,250			$720,000

(1)                                 These columns show the range of potential payouts for 2017 performance under our annual incentive cash bonus awards for our executive officers as described in the section titled “Annual Cash Bonus” in the Compensation Discussion and Analysis.

(2)                                 These columns show the range of potential payouts for performance units granted to our executive officers. Performance units may be settled in restricted common shares if the Company achieves certain performance over a three-year performance period. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—2017 Multi-Year Performance Equity Awards.”

(3)                                 The awards of restricted common shares vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(4)                                 Amounts represent the aggregate grant date fair value of shares granted to our NEOs during 2017, calculated in accordance with FASB ASC Topic 718.

(5)                                 Amounts represent the performance units granted to our named executive officers in February 2017, based upon the probable outcome of the performance conditions as of the grant date, calculated in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—2016 Multi-Year Performance Equity Awards.”

Outstanding Equity Awards at Fiscal Year-End December 31, 2017

The following table sets forth the outstanding equity awards for each NEO as of December 31, 2017.

Name and Position	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)5)
Robert L. Johnson
Executive Chairman	55,899	(1)	$2,565,085	16,417	$360,681
	60,855	(2)
Ross H. Bierkan
President, Chief Executive Officer and Chief Investment Officer	88,762	(1)	$2,744,317	29,467	$647,390
	36,150	(3)
Leslie D. Hale
Chief Operating Officer, Chief Financial Officer and Executive Vice President	76,788	(1)	$2,701,343	24,167	$530,949
	46,168	(3)

(1)                                 Represents awards of restricted common shares that were granted on February 7, 2014, February 20, 2015, February 18, 2016 and February 15, 2017, all of which vest ratably on each of the first 16 quarterly anniversaries of the date of grant.

(2)                                 Represents restricted common shares granted pursuant to a retention award on October 31, 2016 which vest ratably on each of the three anniversaries of October 31, 2016, provided the executive remains continuously employed through such date.

(3)                                 Represents restricted common shares granted pursuant to a retention award on August 2, 2016 which vest ratably on each of the three anniversaries of August 2, 2016 for Ms. Hale, and, for Mr. Bierkan, vest ratably on each of the two anniversaries of such date, provided the executive remains continuously employed through such date.

(4)                                 Value based on $21.97 per share, which was the closing price of our common shares on the NYSE on December 29, 2017, the last trading day of 2017.

(5)                                 Represents the grant of a threshold number of performance units that may be settled in restricted common shares if the Company achieves certain performance over a three-year performance period. The performance units awarded in 2016 vest over a four-year period, including a three-year performance-based vesting period ending on May 22, 2019, plus an additional one year time-based vesting period ending on May 22, 2020. The performance units awarded in 2017 vest over a four-year period, including a three-year performance-based vesting period ending on February 16, 2020, plus an additional one year time-based vesting period ending on February 16, 2021. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—Multi-Year Performance Equity Awards.”

Vested Share Awards in 2017

The following table sets forth the number and value of restricted common shares that vested during 2017 for each of our NEOs.

Name and Position	Number of Common Shares Acquired On Vesting(1) (#)	Value Realized on Vesting(2) ($)
Robert L. Johnson
Executive Chairman	61,082	$1,297,288
Ross H. Bierkan
President, Chief Executive Officer and Chief Investment Officer	77,685	$1,634,350
Leslie D. Hale
Chief Operating Officer, Chief Financial Officer and Executive Vice President	61,852	$1,303.515

(1)                                 Represents the vested portion of (i) restricted common shares that were awarded to the NEO on February 28, 2013, February 7, 2014, February 20, 2015, February 18, 2016 and February 15, 2017, which vest ratably on each of the first 16 quarterly anniversaries of the date of grant, and (ii) (A) in the case of Mr. Johnson, restricted common shares granted pursuant to a retention award on October 31, 2016, which vest ratably on each of the three anniversaries of such date, (B) in the case of Mr. Bierkan, restricted common shares granted pursuant to a retention award on August 2, 2016, which vest ratably on each of the two anniversaries of such date, and (C) in the case of Ms. Hale, restricted common shares granted pursuant to a retention award on August 2, 2016, which vest ratably on each of the two anniversaries of such date.

(2)                                 Represents the value of vested shares calculated by multiplying the number of vested shares by the closing price of our common shares on the NYSE on the vesting date or, if the vesting date occurred on a day on which the NYSE was closed for trading, the next trading day.

Employment Agreements with our Named Executive Officers

Robert L. Johnson

On October 31, 2016, we entered into an amended and restated employment agreement with Robert L. Johnson, our Executive Chairman in connection with Mr. Johnson’s increased responsibilities as Executive Chairman of the Board of Trustees of the Company. The amended and restated employment agreement entered into with Mr. Johnson superseded the employment agreement previously entered into between the parties effective May 14, 2015. The amended and restated employment agreement has a five year term, expiring on October 31, 2021. If the parties fail to enter into a new agreement on or before the end of the term, Mr. Johnson’s employment terminates at the end of the term.

Our amended and restated employment agreement with Mr. Johnson provides for a base salary of $500,000 (which may be increased by the Compensation Committee), a target bonus of 125% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. The agreement also provides for a retention award of $1,800,000 of time-based restricted stock. The retention award will vest in three annual installments, subject to Mr. Johnson’s continued employment on the first, second and third anniversaries of the date of the Agreement, with certain exceptions described below under “—Potential Payments upon Termination or Change in Control.”

Mr. Johnson continues to be eligible for the same benefits and is generally subject to the same material terms and conditions set forth in his prior employment agreement, except as described below under “—Potential Payments upon Termination or Change in Control.”

Mr. Johnson’s amended and restated employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

Ross H. Bierkan

On August 22, 2016, we entered into an amended and restated employment agreement with Ross H. Bierkan, our President, Chief Executive Officer and Chief Investment Officer. The amended and restated employment agreement entered into with Mr. Bierkan superseded the employment agreement previously entered into between the parties effective May 14, 2015. The amended and restated employment agreement has a two year term, expiring August 22, 2018, and provides that both parties may agree no later than 60 days prior to the last day of the initial term to renew the employment agreement for one year.

Our amended and restated employment agreement with Mr. Bierkan provides for a base salary of $700,000 (which may be increased by the Compensation Committee), a target bonus of 150% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. In connection with his promotion, Mr. Bierkan received a retention award of $2,250,000 that vests and is paid in two installments, subject to Mr. Bierkan’s continued employment on the applicable vesting date, with certain exceptions described below under “—Potential Payments upon Termination or Change in Control.” The retention award is payable 75% in Company stock and 25% in cash.

Mr. Bierkan continues to be eligible for the same benefits and is generally subject to the same material terms and conditions set forth in his prior employment agreement, except as described below under “—Potential Payments upon Termination or Change in Control.”

Mr. Bierkan’s amended and restated employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

Leslie D. Hale

On August 22, 2016, we entered into an amended and restated employment agreement with Leslie D. Hale, our Chief Operating Officer, Chief Financial Officer and Executive Vice President. The amended and restated employment agreement entered into with Ms. Hale superseded the employment agreement previously entered into between the parties effective August 2, 2013. The amended and restated employment agreement has a three year term expiring August 22, 2019, with an automatic extension term of one additional year unless either we or Ms. Hale give 60 days’ prior notice that the term will not be extended.

Our amended and restated employment agreement with Ms. Hale provides for a base salary of $575,000 (which may be increased by the Compensation Committee), a target bonus of 125% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity. In connection with her promotion, Ms. Hale received a retention award of $2,155,000 that vests and is paid in three installments, subject to Ms. Hale’s continued employment on the applicable vesting date, with certain exceptions described below under “—Potential Payments upon Termination or Change in Control.” The retention award is payable 75% in Company stock and 25% in cash.

Ms. Hale continues to be eligible for the same benefits and is generally subject to the same material terms and conditions set forth in her prior employment agreement, except as described below under “—Potential Payments upon Termination or Change in Control.”

Ms. Hale’s amended and restated employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

Potential Payments upon Termination or Change-in-Control

Various Termination Events

The following discussion summarizes the amounts that we may be required to pay our NEOs in connection with the following termination events: (i) death or disability of the NEO; (ii) termination by us without “cause” or by the executive for “good reason” (including a termination at or after a “change in control” of the Company, with such term as defined in our 2015 Equity Incentive Plan); and (iii) the retirement of the NEO. The potential payments to our NEOs will vary depending on which one of these termination events occurs.

Regardless of the reason for any termination of employment, each executive officer is entitled to receive the following benefits upon termination: (1) payment of any unpaid portion of such NEO’s base salary through the effective date of termination; (2) reimbursement for any outstanding reasonable business expense; (3) continued insurance benefits to the extent required by law; and (4) payment of any vested but unpaid rights as may be required independent of the employment agreement.

Termination by us for “Cause” or by the named executive officer without “Good Reason”

If we terminate any NEO’s employment agreement for “cause” or the NEO terminates his or her employment agreement without “good reason,” the executive will only receive the benefits to be provided regardless of the reason for the termination of employment.

Termination by us without “Cause” or by the named executive officer for “Good Reason”

If we terminate any NEO without “cause” or an NEO terminates his employment for “good reason” during the initial term of their employment agreement, the executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change of control (as defined in the 2015 Equity Incentive Plan) when satisfaction of the performance criteria is not required); (ii) continued payment by us of the NEO’s base salary, as in effect as of the NEO’s last day of employment, for a period of 36 months; (iii) continued payment for life and health insurance coverage for 24 months to the same extent we paid for such coverage immediately prior to termination; (iv) three times the NEO’s target annual cash bonus for the year of termination; (v) vesting in any unvested portion of the retention award; and (vi) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to the executive (except in the case of performance-based equity awards, accelerated vesting may be conditioned on the satisfaction of the performance criteria for such awards where the termination is not at or after a change in control). With respect to the employment agreements with Mr. Johnson and Mr. Bierkan, if both we and the NEO agree to renew the employment agreement for one year, and during such renewal term the NEO is terminated without “cause” or resigns for “good reason”, the NEO will be entitled to the amounts set forth in the preceding sentence, except that continued base salary will be for a period of 24 months, and the NEO will receive two, rather than three, times the NEO’ target annual bonus. With respect to the employment agreement with Ms. Hale, if the termination without cause is due to non-renewal by us of the initial term of the employment agreement for an additional one-year period, then Ms. Hale will be entitled to the payments above, except that continued payment of her base salary will be for a period of 24 months, and she will be entitled to two times her target annual cash bonus for the year of termination. The foregoing benefits are conditioned upon the executive’s execution of a general release of claims.

Upon a termination by us without “cause” or if the NEO resigns for “good reason”, the amended and restated employment agreements no longer provide for a payment of three times (or two times, in the case of a termination during the renewal term) the highest grant date fair value of the annual equity award received by the NEO in the prior three calendar years.

Definitions of “Cause” and “Good Reason”

For purposes of the employment agreements, the term “cause” means any of the following, subject to any applicable cure provisions: (a) the conviction of the executive of any felony; (b) gross negligence or willful misconduct in connection with the performance of the executive’s duties; (c) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the executive at our expense; or (d) the material breach by the executive of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with us. The term “good reason” under the employment agreements means any of the following, subject to any applicable cure provisions, without the executive’s consent: (a) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive’s position with us, or any other action by us that results in a substantial diminution of the executive’s duties or responsibilities; (b) a requirement that the executive work principally from a location that is 30 miles further from the executive’s residence than our address on the effective date of the executive’s employment agreement; (c) a material reduction in the executive’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets and excluding any reductions on account of the provisions of the employment agreement; or (d) any material breach by us of the employment agreement.

Death or Disability

If the NEO’s employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, the executive, or in the case of death, the executive’s estate is entitled to receive (i) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death or disability regardless of whether the performance criteria has been satisfied, (ii) vesting of all unvested equity awards and (iii) vesting of any unvested portion of the retention award. The amended and restated employment agreements added the provision regarding accelerated vesting of the retention awards in the event of termination due to death or disability.

Retirement

If the NEO’s employment terminates due to retirement, in addition to the benefits to be provided regardless of the reason for the termination of employment, the executive is entitled to receive payment of any pro rata share of any performance bonus to which such executive would have been entitled for the year of retirement to the extent the performance goals have been achieved and vesting of all unvested equity awards.

Quantification of Benefits under the Termination Events

The tables below set forth the amount that we would be required to pay each of the NEOs under the termination events described above.

Robert L. Johnson:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2017		In Connection with a Change- in-Control on 12/31/2017		For Cause or Without Good Reason Termination on 12/31/2017(1)	Death or Disability on 12/31/2017		Retirement on 12/31/2017
Bonus earned in 2017	$649,307	(2)	$649,307	(2)	$—	$649,307	(2)	$649,307	(2)
Accelerated Vesting of Non-Vested Equity Awards	2,565,085	(3)	2,565,085	(3)	—	2,565,085	(3)	2,565,085	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Award(4)	388,434		1,443,802		—	—		388,434
Medical and Insurance Benefits	—		—		—	—		—
Cash Severance	3,375,000		3,375,000		—	—		—
Total	$6,977,826		$8,033,195		$—	$3,214,392		$3,602,826

(1)                                 Upon termination for the indicated reasons, Mr. Johnson would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)                                 Upon termination for the indicated reasons, Mr. Johnson would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change-in-control, regardless of whether the performance criteria have been satisfied).

(3)                                 Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2017 Table) multiplied by the closing price of our common shares of $21.97 on December 29, 2017, the last trading day of 2017. Amount includes the restricted shares underlying the retention award.

(4)                                 Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest, based on actual achievement of the performance measures as of the date of the change-in-control. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

Ross H. Bierkan:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2017		In Connection with a Change- in-Control on 12/31/2017		For Cause or Without Good Reason Termination on 12/31/2017(1)	Death or Disability on 12/31/2017		Retirement on 12/31/2017
Bonus earned in 2017	$1,084,030	(2)	$1,084,030	(2)	$—	$1,084,030	(2)	$1,084,030	(2)
Accelerated Vesting of Non-Vested Equity Awards	2,744,317	(3)	2,744,317	(3)	—	2,744,317	(3)	2,744,317	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Award(4)	665,256		665,256		—	—		665,256
Accelerated Vesting of Cash Promotion Award	281,250		281,250		—	281,250		—
Medical and Insurance Benefits	70,120		70,120		—	—		—
Cash Severance	5,250,000		5,250,000		—	—		—
Total	$10,094,973		$10,094,973		$—	$4,109,957		$4,493,603

(1)                                 Upon termination for the indicated reasons, Mr. Bierkan would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)                                 Upon termination for the indicated reasons, Mr. Bierkan would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change-in-control, regardless of whether the performance criteria have been satisfied).

(3)                                 Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2017 Table) multiplied by the closing price of our common shares of $21.97 on December 29, 2017, the last trading day of 2017. Amount includes the restricted shares underlying the promotion award and the retention award.

(4)                                 Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest, based on actual achievement of the performance measures as of the date of the change-in-control. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

Leslie D. Hale:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination on 12/31/2017		In Connection with a Change- in-Control on 12/31/2017		For Cause or Without Good Reason Termination on 12/31/2017(1)	Death or Disability on 12/31/2017		Retirement on 12/31/2017		Non-Renewal of Agreement on 12/31/2017
Bonus earned in 2017	$743,908	(2)	$743,908	(2)	$—	$743,908	(2)	$743,908	(2)	$743,908	(2)
Accelerated Vesting of Non-Vested Equity Awards	2,701,343	(3)	2,701,343	(3)	—	2,701,343	(3)	2,701,343	(3)	2,701,343	(3)
Accelerated Vesting of Non-Vested Performance-Based Equity Award(4)	586,164		586,164		—	—		586,164		586,164
Accelerated Vesting of Cash Promotion Award	359,167		359,167		—	359,167		—		359,167
Medical and Insurance Benefits	70,120		70,120		—	—		—		70,120
Cash Severance	3,881,250		3,881,250		—	—		—		2,587,500
Total	$8,341,952		$8,341,952		$—	$3,804,418		$4,031,415		$7,048,202

(1)                                 Upon termination for the indicated reasons, Ms. Hale would receive (i) payment of any unpaid portion of her base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)                                 Upon termination for the indicated reasons, Ms. Hale would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change-in-control, regardless of whether the performance criteria have been satisfied).

(3)                                 Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2017 Table) multiplied by the closing price of our common shares of $21.97 on December 29, 2017, the last trading day of 2017. Amount includes the restricted shares underlying the promotion award.

(4)                                 Upon termination in connection with a change-in-control, the performance-based restricted units will convert to restricted shares and such shares will immediately vest, based on actual achievement of the performance measures as of the date of the change-in-control. During the first eighteen months of the performance period, performance units will not convert to restricted shares under any other termination event.

Pay Ratio Disclosure

Presented below is the ratio of annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

In identifying our median employee, we calculated the annual total cash compensation of each employee for the twelve month period that ended on December 31, 2017. Total cash compensation for these purposes included base salary, bonus, the value of restricted shares that vested during 2017 and dividends on unvested Company restricted shares and was calculated using internal payroll/tax records. We did not apply any cost-of-living adjustments as part of the calculation.

We selected the median employee based on the 63 full-time, part-time, temporary and seasonal workers who were employed as of December 31, 2017. We have no non-US employees.

The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $4,309,366. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $129,355. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2017 is 33.3 to 1.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued under our 2015 Equity Incentive Plan as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders	[•]	(1)	—	3,460,504
Equity compensation plans not approved by shareholders	—		—	—
Total	[•]		—	3,460,504

(1)                                 This total represents the total number of restricted common shares that may be granted under the 2015 Equity Incentive Plan in connection with the conversion of performance units, assuming maximum performance is achieved. The number of restricted common shares to be issued may be lower if maximum performance is not achieved. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Multi-Year Performance Equity Awards.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Mr. La Forgia and Mses. Gibson and McNeal, with Mr. La Forgia serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Trustees.

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017 with our management.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Public Company Accounting Oversight Board Standard No. 16, Communications with Audit Committees.

The Audit Committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the Company’s audited financial statements for 2017 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Trustees

ROBERT M. LA FORGIA (Chairman)
PATRICIA L. GIBSON
GLENDA G. MCNEAL

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of RLJ Lodging Trust, L.P., which we refer to as the operating partnership, as of March 21, 2018 by (a) each of our trustees, (b) each of our named executive officers, (c) all of our trustees and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common shares. Operating partnership units (the “OP units”) are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and OP units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or OP units. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814.

Name and Position	Number of Shares and OP Units Beneficially Owned	% of All Shares(1)	% of All Shares and OP Units(2)
Robert L. Johnson(3)	1,544,598	*	*
Ross H. Bierkan(4)	730,991	*	*
Leslie D. Hale(5)	398,627	*	*
Evan Bayh	35,642	*	*
Arthur Collins.	5,669	*	*
Nathaniel A. Davis	82,928	*	*
Patricia L. Gibson	14,565	*	*
Robert M. La Forgia	32,528	*	*
Glenda G. McNeal	30,335	*	*
Robert J. McCarthy		*	*
All trustees and executive officers as a group (10 persons)	2,875,883	*	*
More than Five Percent Beneficial Owners
The Vanguard Group—23-1945930(6)	27,817,605	15.9%	15.8%
BlackRock, Inc.(7)	16,123,054	9.2%	9.2%
JPMorgan Chase & Co.(8)	14,179,439	8.1%	8.1%
Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924(9)	11,767,654	6.7%	6.7%
Cohen & Steers, Inc.(10)	10,398,190	5.9%	5.9%

*                                         Less than 1%

(1)                                 The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 175,116,856 common shares outstanding as of March 21, 2018 and (b) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s). Amounts shown for individuals assume that all OP units held by the person have been redeemed for our common shares, and amounts for all trustees and executive officers as a group assume all OP units held by such persons, if any, have been redeemed for our common shares.

(2)                                 The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 175,116,856 common shares outstanding as of March 21, 2018 and (b) 773,902  limited partnership units outstanding as of March 21, 2018 (other than such units held by us).

(3)                                 Includes 335,250 OP units received by Mr. Johnson in connection with the formation transactions effected in connection with our IPO and restricted common shares subject to time vesting.

(4)                                 Includes 67,050 OP units received by Mr. Bierkan in connection with the formation transactions effected in connection with our IPO and restricted common shares subject to time vesting.

(5)                                 Includes restricted common shares subject to time vesting.

(6)                                 Based on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 12, 2018. The Vanguard Group, Inc. is the beneficial owner of 27,817,605 shares, of which it has sole voting power with respect to 380,921 shares, sole dispositive power with respect to 27,416,595 shares, shared voting power with respect to 227,149 shares and shared dispositive power with respect to 401,010 shares. The address of The Vanguard Group, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(7)                                 Based on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on February 8, 2018. BlackRock, Inc. is the beneficial owner of 16,123,054 shares, of which it has sole voting power with respect to 15,561,080 shares and sole dispositive power with respect to all of the shares. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 55 East 52nd Street, New York, NY 10055.

(8)                                 Based on information provided by JPMorgan Chase & Co. in a Schedule 13G filed with the SEC on January 11, 2018. JPMorgan Chase & Co. is the beneficial owner of 14,179,439 shares, of which it has sole voting power with respect to 11,248,485 shares and sole dispositive power with respect to 14,144,253 shares. The address of JPMorgan Chase & Co., as reported by it in the Schedule 13G is 270 Park Avenue, New York, NY 10017.

(9)                                 Based on information provided by Vanguard Specialized Funds—Vanguard REIT Index Fund (the “Vanguard REIT Index Fund”) in a Schedule 13G/A filed with the SEC on February 2, 2018. The Vanguard REIT Index Fund has sole voting power with respect to all of the shares. The address of the Vanguard REIT Index Fund, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(10)                          Based on information provided by Cohen & Steers, Inc. in a Schedule 13G filed with the SEC on February 14, 2018.  Cohen & Steers is the beneficial owner of 10,398,190 shares, of which it has sole voting power with respect to 5,683,008 shares and sole dispositive power with respect to all of the shares.  The address of Cohen & Steers, Inc., as reported by it in the Schedule 13G is 280 Park Avenue, 10th Floor, New York, NY  10017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Trustees has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee or all of the disinterested trustees of the Board of Trustees, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The policy applies to transactions or arrangements between the Company and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups. They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and trustees, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

Under the policy, the trustees and executive officers of the Company are responsible for identifying and reporting to our chief compliance officer any proposed transaction with a related person. The Audit Committee will approve, ratify or reject the transaction or refer the transaction to the full Board of Trustees or another appropriate committee, in its discretion. All related party transactions will be disclosed to the full Board of Trustees.

The Audit Committee also will review the Company’s Related Party Transactions Policy periodically and will report the results of such reviews to the Board.

Related Party Transactions

The following information summarizes our transactions with related parties.

Employment Agreements

We entered into an employment agreement with each of our NEOs effective upon completion of our IPO and in 2016 entered into amended and restated agreements with all of our NEOs. These employment agreements provide for base salary, bonus and other benefits, including accelerated vesting of equity awards upon a termination of the executive’s employment under certain circumstances. For a description of these employment agreements, see “Compensation of Executive Officers—Employment Agreements with our Named Executive Officers” and “Compensation of Executive Officers—Potential Payments upon Termination or Change in Control.”

Indemnification Agreements for Officers and Trustees

We entered into indemnification agreements with each of our executive officers and trustees that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, if a trustee or executive officer is a party or is threatened to be made a party to any proceeding by reason of such trustee’s or executive officer’s status as our trustee, officer or employee, we must indemnify such trustee or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•                  the act or omission of the trustee or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the trustee or executive officer actually received an improper personal benefit in money, property or services; or

•                  with respect to any criminal action or proceeding, the trustee or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will have no obligation (1) to indemnify such trustee or executive officer for a proceeding by or in the right of the Company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such trustee or executive officer is liable to us with respect to such proceeding or (2) to indemnify or advance expenses of such trustee or executive officer for a proceeding brought by such trustee or executive officer against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the Maryland General Corporation Law (“MGCL”) or as otherwise provided by our bylaws, our declaration of trust, a resolution of our Board or an agreement approved by our Board. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the trustee or officer was adjudged liable on the basis that a personal benefit was improperly received.

Upon application by one of our trustees or executive officers to a court of appropriate jurisdiction, the court may order indemnification of such trustee or executive officer if:

•                  the court determines that such trustee or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the trustee or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•                  the court determines that such trustee or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the trustee or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such trustee or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by us or in our right or in which such trustee or executive officer shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a trustee or executive officer is a party or is threatened to be made a party to any proceeding by reason of such trustee’s or executive officer’s status as our trustee, executive officer or employee, and such trustee or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such trustee or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the trustee or executive officer furnishes us with a written affirmation of the trustee’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the trustee or executive officer is not entitled to indemnification.

Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity and (2) any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity. Our declaration of trust and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Registration Rights Agreement

In connection with our formation transactions, our operating partnership issued an aggregate of 894,000 OP units to RLJ Development (an entity in which each of Messrs. Johnson, Baltimore and Bierkan hold an equity interest) as consideration for substantially all of its assets and liabilities. Upon completion of our IPO and our formation transactions, we entered into a registration rights agreement with RLJ Development relating to the OP units. Under the registration rights agreement, subject to certain exceptions, we are required to use commercially reasonable efforts to cause to be filed a registration statement covering the resale of our common shares issuable, at our option, in exchange for OP units issued in our formation transactions. In addition, we are required, upon request from the parties subject to such registration rights agreement, to use our commercially reasonable efforts to register for resale the common shares issued in connection with the redemption of such OP units; provided, however, the holders of such common shares issued in connection with the redemption of OP units collectively may not exercise such registration rights more than once in any consecutive six month period. Under such registration rights agreement, such holders are entitled to receive notice of any underwritten public offering on behalf of investors in RLJ Lodging Fund II, L.P. (and its parallel fund) and RLJ Real Estate Fund III, L.P. (and its parallel fund) receiving our common shares in our formation transactions at least 10 business days prior to the anticipated filing date of such registration statement. Such holders may request in writing within five business days following receipt of such notice to participate in such underwritten public offering; provided that if the aggregate dollar amount or number of common shares as to which registration has been demanded exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting its success, the common shares issued in connection with the redemption of OP units may be excluded from such underwritten public offering. We have filed registration statements in satisfaction of the foregoing obligations that are currently effective.

Sublease Agreement with RLJ Companies

In 2015, following the termination of a sublease with RLJ Companies for office space, we entered into an Executive Suite Agreement with RLJ Companies, pursuant to which RLJ Company subleases from us 2,497 rentable square feet of office space in our corporate headquarters for RLJ Companies’ use. Under the terms of the Executive Suite Agreement, RLJ Companies pays us monthly rent in an amount equal to rent payable by us under the lease agreement with respect to the number of rentable square feet RLJ Companies occupies under the Executive Suite Agreement. RLJ Companies’ obligation to pay rent includes the base rent and all additional rent payable with respect to such space under the lease (e.g., increases in real estate taxes and operating expenses). As of December 31, 2017, RLJ Companies subleased approximately rentable 2,497 square feet of office space from us. In 2018, the total amount payable by RLJ Companies under the Executive Suite Agreement is approximately $104,051.00.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during 2017, except, in August 2017, the Company inadvertently filed Form 4s two days late on behalf of Robert L. Johnson, Ross Bierkan, Leslie D. Hale and Christopher Andrew Gormsen with respect to the disposition of shares.

Other Matters to Come Before the 2018 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying

WHITE proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board of Trustees, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2019 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than [         ].

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2019 annual meeting must be received no earlier than [         ] and no later than [         ].

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your written request to or call RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814, Attention: Investor Relations (telephone number: 301-280-7774). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON [         ]

This Proxy Statement, our Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2017 are available on our website at www.rljlodgingtrust.com under the Investor Relations section of the website. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement, our Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2017 will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017 for a reasonable fee.

* * * *

By Order of the Board of Trustees,

Anita Cooke Wells
Senior Vice President and Corporate Secretary

Bethesda, Maryland

[  ], 2018

ANNEX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

The following sections (“Trustees and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our trustees, nominees, officers and employees who, under the rules of the SEC, are “participants” in our solicitation of proxies from our stockholders in connection with our 2018 Annual Meeting.

Trustees and Nominees

The principal occupations of our trustees and nominees who are “participants” in our solicitation are set forth under the section above entitled “Proposal 1: Election of Trustees” of this Proxy Statement. The name, principal occupation and business address of the organization of employment of our trustees and nominees are as follows:

Name	Occupation	Business Address
Robert L. Johnson	Executive Chairman of the Board of Trustees of RLJ Lodging Trust	RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Ross H. Bierkan	President, Chief Executive Officer and Chief Investment Officer of RLJ Lodging Trust	RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Leslie D. Hale	Chief Operating Officer, Chief Financial Officer and Executive Vice President of RLJ Lodging Trust	RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Evan Bayh	Partner at McGuireWoods LLC	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Arthur Collins	Managing Partner of theGROUP	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Nathaniel A. Davis	Executive Chairman of the Board of Directors of K12 Inc.	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Patricia L. Gibson	Chief Executive Officer of Banner Oak Capital Partners, LP	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Robert M. La Forgia	Principal of Apertor Hospitality, LLC	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Robert J. McCarthy	Chairman of McCarthy and Chairman of Hotel Development Partners	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814
Glenda G. McNeal	Executive Vice President, Global Client Group at American Express Company	c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814

Officers and Employees

The principal occupations of our executive officers and employees who are “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address for each person is RLJ Lodging Trust, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814.

Name	Occupation
Robert L. Johnson	Executive Chairman of the Board of Trustees
Ross H. Bierkan	President, Chief Executive Officer, Chief Investment Officer and Trustee
Leslie D. Hale	Chief Operating Officer, Chief Financial Officer and Executive Vice President

Information Regarding Ownership of the Company’s Securities by Participants

The common shares beneficially owned or held as of March 21, 2018 by the persons listed above under “Directors and Nominees” and “Officers and Employees” are set forth in the section entitled “Principal Shareholders” on p. 65 of this Proxy Statement.

No participant owns any of the Company’s securities of record that such participant does not own beneficially.

Information Regarding Transactions in the Company’s Securities by the Company’s Participants in the Past Two Years

Except set forth in the table below, none of the Company’s participants has made any purchases or sales of the Company’s common shares since March 1, 2016. None of the purchase price or the market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Common Shares Acquired (Disposed of)	Transaction Type
Robert L. Johnson	3/2/2016	(1,079)	Disposition — Shares withheld to satisfy tax obligations
	5/7/16	(686)	Disposition — Shares withheld to satisfy tax obligations
	5/18/16	(760)	Disposition — Shares withheld to satisfy tax obligations
	5/20/16	(509)	Disposition — Shares withheld to satisfy tax obligations
	5/28/16	(774)	Disposition — Shares withheld to satisfy tax obligations
	7/28/16	(23,872)	Disposition — Shares withheld to satisfy tax obligations
	8/7/16	(970)	Disposition — Shares withheld to satisfy tax obligations
	8/18/16	(1,074)	Disposition — Shares withheld to satisfy tax obligations
	8/20/16	(720)	Disposition — Shares withheld to satisfy tax obligations
	8/28/16	(1,094)	Disposition — Shares withheld to satisfy tax obligations
	10/31/16	91,277	Acquisition — Grant of restricted common shares
	11/7/16	(990)	Disposition — Shares withheld to satisfy tax obligations
	11/18/16	(1,096)	Disposition — Shares withheld to satisfy tax obligations
	11/20/16	(735)	Disposition — Shares withheld to satisfy tax obligations
	11/28/16	(1,116)	Disposition — Shares withheld to satisfy tax obligations
	2/7/17	(790)	Disposition — Shares withheld to satisfy tax obligations
	2/15/17	33,684	Acquisition — Grant of restricted common shares
	2/18/17	(782)	Disposition — Shares withheld to satisfy tax obligations

Name	Date	Number of Common Shares Acquired (Disposed of)	Transaction Type
	2/20/17	(524)	Disposition — Shares withheld to satisfy tax obligations
	2/28/17	(796)	Disposition — Shares withheld to satisfy tax obligations
	5/7/17	(706)	Disposition — Shares withheld to satisfy tax obligations
	5/15/17	(765)	Disposition — Shares withheld to satisfy tax obligations
	5/18/17	(782)	Disposition — Shares withheld to satisfy tax obligations
	5/20/17	(524)	Disposition — Shares withheld to satisfy tax obligations
	8/7/17	(706)	Disposition — Shares withheld to satisfy tax obligations
	8/15/17	(765)	Disposition — Shares withheld to satisfy tax obligations
	8/18/17	(782)	Disposition — Shares withheld to satisfy tax obligations
	8/20/17	(735)	Disposition — Shares withheld to satisfy tax obligations
	10/31/17	(15,485)	Disposition — Shares withheld to satisfy tax obligations
	11/7/17	(989)	Disposition — Shares withheld to satisfy tax obligations
	11/15/17	(1,072)	Disposition — Shares withheld to satisfy tax obligations
	11/18/17	(1,096)	Disposition — Shares withheld to satisfy tax obligations
	11/20/17	(735)	Disposition — Shares withheld to satisfy tax obligations
	2/7/18	(751)	Disposition — Shares withheld to satisfy tax obligations
	2/15/18	(683)	Disposition — Shares withheld to satisfy tax obligations
	2/18/18	(717)	Disposition — Shares withheld to satisfy tax obligations
	2/20/18	(481)	Disposition — Shares withheld to satisfy tax obligations
	2/22/18	30,805	Acquisition — Grant of restricted common shares
Ross H. Bierkan	3/2/16	(894)	Disposition — Shares withheld to satisfy tax obligations
	5/7/16	(729)	Disposition — Shares withheld to satisfy tax obligations
	5/18/16	(898)	Disposition — Shares withheld to satisfy tax obligations
	5/20/16	(606)	Disposition — Shares withheld to satisfy tax obligations
	5/28/16	(774)	Disposition — Shares withheld to satisfy tax obligations
	7/28/16	(22,738)	Disposition — Shares withheld to satisfy tax obligations
	8/2/16	72,300	Acquisition — Grant of restricted common shares
	8/7/16	(1,051)	Disposition — Shares withheld to satisfy tax obligations
	8/18/16	(1,293)	Disposition — Shares withheld to satisfy tax obligations
	8/20/16	(872)	Disposition — Shares withheld to satisfy tax obligations
	8/28/16	(1,116)	Disposition — Shares withheld to satisfy tax obligations
	11/7/16	(1,051)	Disposition — Shares withheld to satisfy tax obligations
	11/18/16	(1,294)	Disposition — Shares withheld to satisfy tax obligations
	11/20/16	(872)	Disposition — Shares withheld to satisfy tax obligations
	11/28/16	(1,115)	Disposition — Shares withheld to satisfy tax obligations
	2/7/17	(773)	Disposition — Shares withheld to satisfy tax obligations
	2/15/17	65,263	Acquisition — Grant of restricted common shares
	2/18/17	(898)	Disposition — Shares withheld to satisfy tax obligations
	2/20/17	(605)	Disposition — Shares withheld to satisfy tax obligations
	2/28/17	(774)	Disposition — Shares withheld to satisfy tax obligations
	5/7/17	(1,051)	Disposition — Shares withheld to satisfy tax obligations
	5/15/17	(1,946)	Disposition — Shares withheld to satisfy tax obligations
	5/18/17	(1,294)	Disposition — Shares withheld to satisfy tax obligations
	5/20/17	(872)	Disposition — Shares withheld to satisfy tax obligations
	8/2/17	(17,244)	Disposition — Shares withheld to satisfy tax obligations
	8/7/17	(1,051)	Disposition — Shares withheld to satisfy tax obligations
	8/15/17	(1,946)	Disposition — Shares withheld to satisfy tax obligations
	8/18/17	(1,293)	Disposition — Shares withheld to satisfy tax obligations
	8/20/17	(872)	Disposition — Shares withheld to satisfy tax obligations
	11/7/17	(1,051)	Disposition — Shares withheld to satisfy tax obligations

Name	Date	Number of Common Shares Acquired (Disposed of)	Transaction Type
	11/15/17	(1,946)	Disposition — Shares withheld to satisfy tax obligations
	11/18/17	(1,294)	Disposition — Shares withheld to satisfy tax obligations
	11/20/17	(872)	Disposition — Shares withheld to satisfy tax obligations
	2/7/18	(727)	Disposition — Shares withheld to satisfy tax obligations
	2/15/18	(816)	Disposition — Shares withheld to satisfy tax obligations
	2/18/18	(1,228)	Disposition — Shares withheld to satisfy tax obligations
	2/20/18	(551)	Disposition — Shares withheld to satisfy tax obligations
	2/22/18	17,061	Acquisition — Grant of restricted common shares
Evan Bayh	4/28/16	4,155	Acquisition — Grant of common shares
	4/25/17	3,949	Acquisition — Grant of restricted common shares
Arthur Collins	4/25/17	3,949	Acquisition — Grant of restricted common shares
	4/25/17	1,720	Acquisition — Grant of common shares
Nathaniel A. Davis	4/28/16	4,155	Acquisition — Grant of common shares
	4/25/17	3,949	Acquisition — Grant of restricted common shares
	9/5/17	(10,000)	Disposition — Open market sale
Patricia L. Gibson	3/6/18	1,000	Acquisition — Open market sale
Robert M. La Forgia	4/28/16	4,155	Acquisition — Grant of common shares
	4/25/17	3,949	Acquisition — Grant of restricted common shares
	8/16/17	5,000	Acquisition — Open market purchase
Glenda G. McNeal	3/31/16	409	Acquisition — Grant of common shares
	4/28/16	4,155	Acquisition — Grant of common shares
	4/25/17	3,949	Acquisition — Grant of restricted common shares
Leslie D. Hale	3/2/16	(765)	Disposition — Shares withheld to satisfy tax obligations
	5/7/16	(778)	Disposition — Shares withheld to satisfy tax obligations
	5/10/16	(5,000)	Disposition — Open market sale
	5/18/16	(957)	Disposition — Shares withheld to satisfy tax obligations
	5/20/16	(646)	Disposition — Shares withheld to satisfy tax obligations
	5/28/16	(825)	Disposition — Shares withheld to satisfy tax obligations
	7/21/16	(1,000)	Disposition — Gift of common shares
	7/28/16	(23,782)	Disposition — Shares withheld to satisfy tax obligations
	8/1/16	(10,000)	Disposition — Sale pursuant to Rule 10b4-1 trading plan
	8/2/16	69,248	Acquisition — Grant of restricted common shares
	8/7/16	(1,100)	Disposition — Shares withheld to satisfy tax obligations
	8/18/16	(1,353)	Disposition — Shares withheld to satisfy tax obligations
	8/20/16	(912)	Disposition — Shares withheld to satisfy tax obligations
	8/28/16	(1,167)	Disposition — Shares withheld to satisfy tax obligations
	11/7/16	(1,121)	Disposition — Shares withheld to satisfy tax obligations
	11/17/16	(5,000)	Disposition — Open market sale
	11/18/16	(1,380)	Disposition — Shares withheld to satisfy tax obligations
	11/20/16	(931)	Disposition — Shares withheld to satisfy tax obligations
	11/28/16	(1,190)	Disposition — Shares withheld to satisfy tax obligations
	12/6/16	(5,000)	Disposition — Open market sale
	12/12/16	(5,000)	Disposition — Sale pursuant to Rule 10b4-1 trading plan
	2/7/17	(875)	Disposition — Shares withheld to satisfy tax obligations
	2/15/17	50,526	Acquisition — Grant of restricted common shares
	2/18/17	(984)	Disposition — Shares withheld to satisfy tax obligations
	2/20/17	(664))	Disposition — Shares withheld to satisfy tax obligations
	2/28/17	(849)	Disposition — Shares withheld to satisfy tax obligations
	5/7/17	(800)	Disposition — Shares withheld to satisfy tax obligations
	5/15/17	(1,146)	Disposition — Shares withheld to satisfy tax obligations

Name	Date	Number of Common Shares Acquired (Disposed of)	Transaction Type
	5/18/17	(985)	Disposition — Shares withheld to satisfy tax obligations
	5/20/17	(930)	Disposition — Shares withheld to satisfy tax obligations
	8/2/17	(11,748)	Disposition — Shares withheld to satisfy tax obligations
	8/7/17	(1,122)	Disposition — Shares withheld to satisfy tax obligations
	8/15/17	(1,608)	Disposition — Shares withheld to satisfy tax obligations
	8/18/17	(1,380)	Disposition — Shares withheld to satisfy tax obligations
	8/20/17	(931)	Disposition — Shares withheld to satisfy tax obligations
	11/7/17	(1,121)	Disposition — Shares withheld to satisfy tax obligations
	11/15/17	(1,608)	Disposition — Shares withheld to satisfy tax obligations
	11/18/17	(1,380)	Disposition — Shares withheld to satisfy tax obligations
	11/20/17	(930)	Disposition — Shares withheld to satisfy tax obligations
	2/7/18	(831)	Disposition — Shares withheld to satisfy tax obligations
	2/15/18	(1,052)	Disposition — Shares withheld to satisfy tax obligations
	2/18/18	(903)	Disposition — Shares withheld to satisfy tax obligations
	2/20/18	(609)	Disposition — Shares withheld to satisfy tax obligations
	2/22/18	53,317	Acquisition — Grant of restricted common shares

Miscellaneous Information Regarding Participants

Except as described in this Annex B or the Proxy Statement, to our knowledge:

•                  No participant is or was in the past year a party to any contract, arrangements or understandings with any person with respect to any of our securities, including, but not limited to, joint ventures, loans or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•                  No associate of any participant owns beneficially, directly or indirectly, any of our securities. No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•                  No participant nor any associate of a participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

•                  No participant, nor any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

PRELIMINARY PROXY CARD PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 RLJ LODGING TRUST Annual Meeting of Shareholders [•] This proxy is solicited by the Board of Trustees The undersigned shareholder(s) of RLJ LODGING TRUST, hereby appoint(s) [•], [•] and [•], or any one of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to attend the Annual Meeting of Shareholders to be held at [•], on [•] at [•], and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement, each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein. If this proxy is executed but no such direction is made, the votes entitled to be cast by the undersigned will be cast FOR ALL nominees in Proposal 1, FOR Proposals 2 and 3, and EVERY YEAR on Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. YOUR VOTE IS VERY IMPORTANT—PLEASE VOTE TODAY (Continued and to be signed on reverse side.) W H I T E P R O X Y

PRELIMINARY PROXY CARD YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of RLJ Lodging Trust common stock for the 2018 Annual Meeting of Shareholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Telephone – Call toll-free from the U.S. or Canada at 1-(866) [•] on a touch-tone telephone. If outside the U.S. or Canada, call 1-(646) [•]. Please follow the simple instructions provided. You will be required to provide the unique control number printed below. OR 2. Vote by Internet – Please access https://www.proxyvotenow.com/rlj and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. CONTROL NUMBER: OR 3. Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: RLJ Lodging Trust c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 Please mark vote as in this sample THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “EVERY YEAR” ON PROPOSAL 4. 1. The election of 9 Trustees, each for a term expiring at the 2019 annual meeting of shareholders: Nominees: (01) Evan Bayh (02) Arthur Collins (03) Nathaniel A. Davis (04) Patricia Gibson (05) Leslie D. Hale (06) Robert L. Johnson (07) Robert M. La Forgia (08) Robert J. McCarthy (09) Glenda McNeal 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. 3. To approve (on a non binding basis) the compensation of our named executive officers. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN WITHHOLD ALL FOR ALL EXCEPT FOR ALL 4. To recommend (on a non-binding basis) the frequency of the advisory vote related to the compensation of the named executive officers. EVERY YEAR 2 YEARS 3 YEARS ABSTAIN To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Date: , 2018 Signature Signature (If Jointly held) Title(s) NOTE: Please sign exactly as your name or name(s) appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title. Corporations should sign in full name of corporation by an authorized officer. If signer is a partnership, please sign in partnership name by an authorized person. X You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.